EXHIBIT  10.16
                 INTERNATIONAL JOINT VENTURE OPERATING AGREEMENT







                                     BETWEEN




                         LIBERTY TECHNICAL SERVICES LTD.




                    YINKA FOLAWIYO PETROLEUM COMPANY LIMITED





                   AGREEMENT COVERING:   CONCESSION BLOCK 309

                                TABLE OF CONTENTS


ARTICLE                                                           PAGE
----------------------------------------------------------------  ----

ARTICLE I
DEFINITIONS                                                       -1-

ARTICLE II
EFFECTIVE DATE AND TERM                                           -7-

ARTICLE III
PARTICIPATING INTEREST                                            -7-
3.1   Participating Interest                                      -7-
3.2   Ownership, Obligations and Liabilities                      -8-
3.3   Government Participation                                    -8-

ARTICLE IV
PROJECT MANAGER                                                   -9-
4.1  Designation of Project Manager                               -9-
4.2  Rights and Duties of Project Manager                         -9-
4.3  Employees of Operator                                        -11-
4.4  Information Supplied by Operator                             -11-
4.5  Settlement of Claims and Lawsuits                            -12-
4.6  Liability of Operator                                        -13-
4.7  Insurance Obtained by Operator                               -14-
4.8  Commingling of Funds                                         -15-
4.9  Resignation of Operator                                      -16-
4.10  Removal of Operator                                         -16-
4.11  Appointment of Successor                                    -17-

ARTICLE V
OPERATING COMMITTEE                                               -18-
5.1  Establishment of Operating Committee                         -18-
5.2  Powers and Duties of Operating Committee                     -18-
5.3  Authority to Vote                                            -19-
5.4  Subcommittees                                                -19-
5.5  Notice of Meeting                                            -19-
5.6  Contents of Meeting Notice                                   -19-
5.7  Location of Meetings                                         -20-
5.8  Operator's Duties for Meetings                               -20-
5.9  Voting Procedure                                             -20-
5.10  Record of Votes                                             -20-
5.11  Minutes                                                     -20-
5.12  Voting by Notice                                            -21-
5.13  Effect of Vote                                              -21-

ARTICLE VI
WORK PROGRAMS AND BUDGETS                                         -22-
6.1  Exploration and Appraisal                                    -22-
6.2  Development                                                  -24-
6.3  Production                                                   -25-
6.4  Itemization of Expenditures                                  -25-
6.5  Contract Awards                                              -25-
6.6  Authorization for Expenditure ("AFE") Procedure              -27-
6.7  Overexpenditures of Work Programs and Budgets                -28-

ARTICLE VII
OPERATIONS BY LESS THAN ALL PARTIES                               -28-
7.1  Limitation on Applicability                                  -28-
7.2  Procedure to Propose Exclusive Operations                    -29-
7.3  Responsibility for Exclusive Operations                      -32-
7.4  Consequences of Exclusive Operations                         -32-
7.5  Premium to Participate in Exclusive Operations               -36-
7.6  Order of Preference of Operations                            -39-
7.7  Stand By Costs                                               -40-
7.8  Special Considerations Regarding Deepening and Sidetracking  -40-
7.9  Miscellaneous                                                -41-

ARTICLE VIII
DEFAULT                                                           -42-
8.1  Default and Notice                                           -42-
8.2  Operating Committee Meetings and Data                        -43-
8.3  Allocation of Defaulted Accounts                             -43-
8.4  Transfer of Interest                                         -44-
8.5  Continuation of Interest                                     -45-
8.6  Abandonment                                                  -45-
8.7  Sale of Hydrocarbons                                         -45-
8.8  No Right of Set Off                                          -46-

ARTICLE IX
DISPOSITION OF PRODUCTION                                         -46-
9.1  Right and Obligation to Take In Kind                         -46-
9.2  Offtake Agreement for Crude Oil                              -46-
9.3  Separate Agreement for Natural Gas                           -47-

ARTICLE X
ABANDONMENT OF WELLS                                              -48-
10.1  Abandonment of Wells Drilled as Joint Operations            -48-
10.2  Abandonment of Exclusive Operations                         -49-

ARTICLE XI
SURRENDER, EXTENSIONS AND RENEWALS                                -49-
11.1  Surrender                                                   -49-
11.2  Extension of the Term                                       -49-

ARTICLE XII
TRANSFER OF INTEREST OR RIGHTS                                    -50-
12.1  Obligation                                                  -50-
12.2  Rights                                                      -53-

ARTICLE XIII
WITHDRAWAL FROM AGREEMENT                                         -53-
13.1  Right of Withdrawal                                         -53-
13.2  Partial or Complete Withdrawal                              -54-
13.3  Voting                                                      -54-
13.4  Obligations and Liabilities                                 -55-
13.5  Emergency                                                   -55-
13.6  Assignment                                                  -55-
13.7  Approvals                                                   -55-
13.8  Abandonment Security                                        -56-
13.9  Withdrawal or Abandonment by all Parties                    -57-

ARTICLE XIV
RELATIONSHIP OF PARTIES AND TAX                                   -57-
14.1  Relationship of Parties                                     -57-
14.2  Tax                                                         -57-
14.3  United States Tax Election                                  -58-

ARTICLE XV
CONFIDENTIAL INFORMATION - PROPRIETARY TECHNOLOGY                 -59-
15.1  Confidential Information                                    -59-
15.2  Continuing Obligations                                      -60-
15.3  Proprietary Technology                                      -60-
15.4  Trades                                                      -60-

ARTICLE XVI
FORCE MAJEURE                                                     -60-
16.1  Obligations                                                 -60-
16.2  Definition of Force Majeure                                 -61-

ARTICLE XVII
NOTICES                                                           -61-

ARTICLE XVIII
APPLICABLE LAW AND DISPUTE RESOLUTION                             -62-
18.1  Applicable Law                                              -62-
18.2  Dispute Resolution                                          -62-

ARTICLE XIX
ALLOCATION OF COST RECOVERY RIGHTS                                -65-
19.1  Allocation of Total Production                              -65-
19.2  Allocation of Cost Oil                                      -65-
19.3  Allocation of Profit Oil                                    -65-
19.4  Allocation of Excess Cost Oil                               -65-

ARTICLE XX
GENERAL PROVISIONS                                                -66-
20.1  Conflicts of Interest                                       -66-
20.2  Public Announcements                                        -66-
20.3  Successors and Assigns                                      -67-
20.4  Waiver                                                      -67-
20.5  Severance of Invalid Provisions                             -67-
20.6  Modifications                                               -67-
20.7  Headings                                                    -67-
20.8  Singular and Plural                                         -67-
20.9  Gender                                                      -68-
20.10  Counterpart Execution                                      -68-
20.11  Entirety                                                   -68-


Exhibit  "A"  -  Accounting  Procedure

Exhibit  "B"  -  Contract  Area

                       PROJECT MANAGEMENT AGREEMENT [SIC]

THIS  AGREEMENT  is  made  as  of  the  Effective  Date  among

     YINKA FOLAWIYO PETROLEUM COMPANY LIMITED, a company incorporated in Nigeria

     (hereinafter  referred  to  as  "Owner");

                                       and

     LIBERTY TECHNICAL SERVICES LTD., a company incorporated in Calgary, Canada

     (hereinafter  referred  to  as  "Project  Manger");

     Above may sometimes individually be referred to as "Party" and collectively as the "Parties".

WITNESSETH

WHEREAS, the Parties have entered into a Project Management Agreement (hereinafter referred to as "Agreement") covering certain areas located in the Nigeria Concession 309, referred to as the Concession Area, and more particularly described in Exhibit "B" to this Agreement; and

WHEREAS, the Parties desire to define their respective rights and obligations with respect to their operations under the Concession.

NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements and obligations set out below and to be performed, the Parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

As used in this Agreement, the following words and terms shall have the meaning ascribed to them below:

1.1 ACCOUNTING PROCEDURE means the rules, provisions and conditions set forth and contained in Exhibit A to this Agreement.

1.2     AFE  means  an  authorization  for  expenditure pursuant to Article 6.6.

1.3 AFFILIATE means a company, partnership or other legal entity which controls, or is controlled by, or which is controlled by an entity which controls a Party. Control means the ownership directly or indirectly of Check one Alternative

[ ]     ALTERNATIVE  NO.  1

        more  than  fifty  (50)  percent

[X]     ALTERNATIVE  NO.  2

        fifty  (50)  percent  or  more

        of the shares or voting rights, in a company, partnership or legal entity.

1.4 AGREED INTEREST RATE means interest compounded on a monthly basis, at the rate per annum equal to the one (1) month term, LIBOR rate for U.S. Dollar deposits, as published by The Wall Street Journal or if not published, then by
                            -----------------------
the  Financial  Times of London, plus TWO  percent (2%), applicable on the first
     --------------------------
Business  Day  prior  to  the  due  date  of payment and thereafter on the first
Business Day of each succeeding one (1) month term. If the aforesaid rate is contrary to any applicable usury law, the rate of interest to be charged shall be the maximum rate permitted by such applicable law.

1.5 AGREEMENT means this agreement, together with the Exhibits attached to this agreement.

1.6 APPRAISAL WELL means any well whose purpose at the time of commencement of drilling such well is the determination of the extent or the volume of Hydrocarbon reserves contained in an existing Discovery.

1.7 BARREL means a quantity consisting of forty-two (42) United States gallons, corrected to a temperature of sixty (60) degrees Fahrenheit under one
(1)  atmosphere  of  pressure.

1.8 BUSINESS DAY means a day on which the banks in NEW YORK/LONDON are customarily open for business.

1.9 CALENDAR QUARTER means a period of three (3) months commencing with January 1 and ending on the following March 31, a period of three (3) months commencing with April 1 and ending on the following June 30, a period of three
(3) months commencing with July 1 and ending on the following September 30, or a period of three (3) months commencing with October 1 and ending on the following December 31 according to the Gregorian Calendar.

1.10 CALENDAR YEAR means a period of twelve (12) months commencing with January 1 and ending on the following December 31 according to the Gregorian Calendar.

1.11 CASH PREMIUM means the payment made pursuant to Article 7.5(B) by a Non-Consenting Party to reinstate its rights to participate in an Exclusive Operation.

1.12 COMMERCIAL DISCOVERY means any discovery of Hydrocarbons which is sufficient to entitle the Parties to apply for authorization from the Government to commence exploitation.

1.13 COMPLETION means an operation intended to complete a well through the Christmas tree as a producer of Hydrocarbons in one or more Zones including, but not limited to, the setting of production casing, perforating, stimulating the well and production Testing conducted in such operation. COMPLETE and other derivatives shall be construed accordingly.

1.14 CONSENTING PARTY means a Party who agrees to participate in and pay its share of the cost of an Exclusive Operation.

1.15 JOINT VENTURE AGREEMENT means the instrument concluded between Yinka Folawiyo Petroleum Limited and the Parties identified in the second paragraph of this Agreement and any extension, renewal or amendment thereof agreed to in writing by the Parties.

1.16 CONCESSION AREA means as of the Effective Date the surface area which is described in Exhibit B to this Agreement. The perimeter or perimeters of the Concession Area shall correspond to that area covered by the Concession, as such area may vary from time to time during the term of validity of the Concession.

1.17 COST OIL means that portion of the total production of Hydrocarbons which is allocated to the Parties under the Concession for the recovery of Petroleum Costs.

1.18     DAY  means  a  calender  day  unless  otherwise  specifically provided.

1.19     DEFAULTING  PARTY  shall  have  the  meaning  ascribed  in Article 8.1.

1.20 DEEPENING means an operation whereby a well is drilled to an objective Zone below the deepest Zone in which the well was previously drilled, or below the deepest Zone proposed in the associated AFE, whichever is the deeper. DEEPEN and other derivatives shall be construed accordingly.

1.21 DEVELOPMENT PLAN means a plan for the development, of Hydrocarbons from an Exploitation Area covering all or a portion of the Contract Area.

1.22 DEVELOPMENT WELL means any well drilled for the production of Hydrocarbons pursuant to a Development Plan.

1.23 DISCOVERY means the discovery of an accumulation of Hydrocarbons whose existence until that moment was unknown.

Check  if  desired.

[X]     OPTIONAL  LANGUAGE

; provided Hydrocarbons are recovered at the surface in a flow measurable by conventional production test methods.

1.24 EFFECTIVE DATE means the date this Agreement comes into effect as stated in Article II.

1.25 ENTITLEMENT means a quantity of Hydrocarbons of which a Party has the right and obligation to take delivery pursuant to the Contract or, if applicable, an offtake agreement, and shall be derived from that Party's Participating Interest in the Hydrocarbons produced after adjustment for overlifts and underlifts.

1.26     EXCESS  COST  OIL  shall  have  the  meaning  ascribed in Article 19.4.

1.27 EXCLUSIVE OPERATION means those operations and activities carried out by Operator, pursuant to this Agreement, the costs of which are chargeable to the account of less than all the Parties. BUT WILL NOT BE DRILLED WITHIN 25 KM OF EXISTING WELL CAPABLE OF PROD.

1.28     EXCLUSIVE WELL means a well drilled pursuant to an Exclusive Operation.

1.29 EXPLOITATION AREA means that part of the Concession Area which is established pursuant to the Concession or if the Concession does not establish an Exploitation Area, then that part of the Concession Area which is delineated in a Development Plan approved as a Joint Operation or as an Exclusive Operation.

1.30 EXPLOITATION PERIOD means any and all periods of Exploitation during which the production and removal of Hydrocarbons is permitted under the Concession.

1.31 EXPLORATION PERIOD means any and all periods of exploration set out in the Concession.

1.32 EXPLORATION WELL means any well drilled during the course of exploration work other than an Appraisal Well or Development Well.

1.33 G & G DATA means only geological, geophysical and geochemical data and other information that is not obtained through a well bore.

1.34     GOVERNMENT  means  the  government  of  Federal  Government of Nigeria.

1.35     GOVERNMENT  OIL  COMPANY  means Nigeria National Petroleum Corporation.

1.36 GROSS NEGLIGENCE means any act or failure to act (whether sole, joint or concurrent) by a Party which was intended to cause, or which was in reckless disregard of or wanton indifference to, harmful consequences such Party knew, or should have known, such act or failure would have had on the safety or property of another person or entity, but shall not include any error of judgment or mistake made by such Party in the exercise in good faith of any function, authority or discretion conferred on the Party employing such under this Agreement.

1.37 HYDROCARBONS means all substances including liquid and gaseous hydrocarbons which are subject to and covered by the Concession.

1.38 IN KIND PREMIUM means the grant of interest in production made pursuant to Article 7.5(C) by a Non-Consenting Party to reinstate its rights under an Exclusive Operation.

1.39 JOINT ACCOUNT means the accounts maintained by Operator in accordance with the provisions of this Agreement and of the Accounting Procedure for Joint Operations.

1.40 JOINT OPERATIONS means those operations and activities carried out by Operator pursuant to this Agreement, the costs of which are chargeable to all Parties.

1.41 JOINT PROPERTY means, at any point in time, all wells, facilities, equipment, materials, information, funds and the property held for the Joint Account.

1.42 MINIMUM WORK OBLIGATIONS means those work and/or expenditure obligations specified in the Contract which must be performed in order to satisfy the obligations of the Contract.

1.43 NON-CONSENTING PARTY means a Party who elects not to participate in an Exclusive Operation.

1.44 NON-OPERATOR(S) means the Party or Parties to this Agreement other than Operator.

1.45     OPERATING  COMMITTEE means the committee constituted in accordance with
Article  V.

1.46 OPERATOR means a Party to this Agreement designated as such in accordance with this Agreement.

1.47 PARTICIPATING INTEREST means the undivided percentage interest of each Party in the rights and obligations derived from the Contract and this Agreement.

1.48 PARTY means any of the entities named in the first paragraph to this Agreement and any respective successors or assigns in accordance with the provisions of this Agreement.

1.49 PETROLEUM COSTS means costs and expenses incurred by the Parties and allowed to be recovered pursuant to the Contract.

1.50 PLUGGING BACK means a single operation whereby a deeper Zone is abandoned in order to attempt a Completion in a shallower Zone. PLUG BACK and other derivatives shall be construed accordingly.

1.51 PROFIT OIL means that portion of the total production of Hydrocarbons, in excess of Cost Oil, which is allocated to the Parties under the terms of the Contract.

1.52 RECOMPLETION means an operation whereby a Completion in one Zone is abandoned in order to attempt a Completion in a different Zone within the existing wellbore. RECOMPLETE and other derivatives shall be construed accordingly.

1.53 REWORKING means an operation conducted in the wellbore of a well after it is Completed to secure, restore, or improve production in a Zone which is currently open to production in the wellbore. Such operations include, but are not limited to, well stimulation operations, but exclude any routine repair or maintenance work, or drilling, Sidetracking, Deepening, Completing, Recompleting, or Plugging Back of a well. REWORK and other derivatives shall be construed accordingly.

1.54 SENIOR SUPERVISORY PERSONNEL means any supervisory employee of a Party who functions as:

Check  one  Alternative.

[X]     ALTERNATIVE  NO.  1  -  Field  Supervisor  Tier

Such Party's designated manager or supervisor who is responsible for, or in charge of onsite drilling, construction or production and related operations, or any other field operations; or

[ ]     ALTERNATIVE  NO.  2  -  Facility  Manager  Tier

Such Party's designated manager or supervisor of an onshore or offshore installation or facility used for operations and activities of such Party, but excluding all managers or supervisors who are responsible for or in charge of onsite drilling, construction or production and related operations or any other field operations; or

[ ]     ALTERNATIVE  NO.  3  -  Resident  Manager  Tier

Such Party's senior resident manager, who directs all operations and activities of such Party in the country or region in which he is resident, but excluding all managers or supervisors who are responsible for or in charge of installations or facilities, onsite drilling, construction or production and related operations, or any other field operations.

And, in any of the above alternatives, any employee of such Party who functions at a management level equivalent to or superior to the tier selected, or an officer or a director of such Party.

1.55 SIDETRACKING means the directional control and intentional deviation of a well from vertical so as to change the bottom hole location unless done to straighten the hole or to drill around junk in the hole or to overcome other mechanical difficulties. SIDETRACK and other derivatives shall be construed accordingly.

1.56 TESTING means an operation intended to evaluate the capacity of a Zone to produce Hydrocarbons. TEST and other derivatives shall be construed accordingly.

1.57 WORK PROGRAM AND BUDGET means a work program for Joint Operations and budget therefor as described and approved in accordance with Article VI.

1.58 ZONE means a stratum of earth containing or thought to contain a common accumulation of Hydrocarbons separately producible from any other common accumulation of Hydrocarbons.

[NOTE: Definitions contained in this Agreement must be compared and considered against definitions under the Contract and under applicable laws and regulations of the host country.]


                                   ARTICLE II
                             EFFECTIVE DATE AND TERM

2.1 This Agreement shall have effect from the 1st Day of March, 1992 and shall, subject always to the Parties' continuing obligations under Article XV, continue in effect until the Contract terminates or, otherwise until all materials, equipment and personal property used in connection with the Joint Operations have been removed and disposed of, and final settlement has been made among the Parties.

For the avoidance of doubt, portions of this Agreement as described in (A), (B) and (C) below shall remain in effect until:

     (A) all wells have been properly  abandoned in  accordance  with Article X;
     and

     (B) all obligations, claims, arbitrations and lawsuits have been settled or otherwise disposed of in accordance with Article 4.5 and Article XVIII; and

     (C) the time relating to the protection of confidential information and proprietary technology has expired in accordance with Article XVI.

                                   ARTICLE III
                             PARTICIPATING INTEREST

3.1     Participating  Interest

     (A) The Participating Interests shall mean working interest as defined in the Joint Venture Agreement of the Parties as of Effective Date are:

OWNER                          BPO   APO
-----------------------------

_____________________________   15%   42%

Technical Partners              55%   28%

_____________________________   __%

_____________________________   __%


     (B) If a Party transfers all or part of its Participating Interest pursuant to the provisions of this Schedule and the JVA, the Participating Interests of the Parties shall be revised accordingly.

3.2     Ownership,  Obligations  and  Liabilities

     (A) Unless otherwise provided in this Agreement, all the rights, and interests in and under the Concession, all Joint Property and any Hydrocarbons produced from the Concession Area shall, subject to the terms of the Concession, be owned by the Parties in accordance with their respective Participating Interests.

     (B) Unless otherwise provided in this Schedule, the obligations of the Parties under the Joint Venture Agreement and all liabilities and expenses incurred by Technical Partner in connection with Joint Operations shall be charged to the Joint Account and all credits to the Joint Account shall be shared by the Parties, as among themselves, in accordance with their respective Participating Interests.

     (C) Unless otherwise provided in this Agreement, all liabilities incurred by any Party in connection with Joint Operations shall be borne by the Parties in accordance with their respective Participating Interests.

     (D) Each Party shall pay when due, in accordance with the Accounting Procedure, its Participating Interest share of Joint Account expenses, including cash advances and interest, accrued pursuant to this Agreement.

Check  one  Alternative  if  desired.

OPTIONAL  PROVISION

3.3     Government  Participation

[X]     ALTERNATIVE  NO.  1

If Government Oil Company elects to participate in the rights and obligations of Parties pursuant to Article ____ of the Contract, the Parties shall contribute, in proportion to their respective Participating Interests, to the interest to be acquired by Government Oil Company and shall execute such documents as may be necessary to effect such transfer of interests and the joinder of Government Oil Company as a party to this Agreement. All payments received for the transfer of such interests shall be credited to the Parties in proportion to their Participating Interests. UNDER NO CIRCUMSTANCES WILL THE TECHNICAL PARTNERS BE LESS THAN 24%.

[ ]     ALTERNATIVE  NO.  2

If Government Oil Company elects to participate in the rights and obligation of Parties pursuant to Article ____ of the Contract, the Parties shall contribute, in proportion to their respective Participating Interests, to the interest to be acquired by Government Oil Company and shall execute such documents as may be necessary to effect such transfer of interests. The rights and obligations of the Parties with respect to each other shall remain unchanged; however, they shall enter into a separate operating agreement with Government Oil Company with respect to the rights and obligations of Government Oil Company, on the one hand, and the Parties on the other. All payments received for the transfer of such interests shall be credited to the Parties in proportion to their Participating Interests.

                                   ARTICLE IV
                                 PROJECT MANAGER

4.1     Designation  of  Project  Manager

ABACAN INTERNATIONAL is designed as Project Manager, and agrees to act as an independent concessionor in accordance with the terms and conditions of the Concession and this Agreement, which terms and conditions shall apply to any successor Project Manager.

4.2     Rights  and  Duties  of  Project  Manager

     (A) Subject to the terms and conditions of this agreement, Project Manager shall have all the rights, functions and duties of Project Manager under the Concession and shall have exclusive charge of and shall conduct all Joint. Project Managers may employ independent contractors and/or operations agents in such Joint Operations.

     (B) In the conduct of Joint Operations, Project Manager shall:

          (1) Perform Joint Operations in accordance with the provisions of the concession, this Agreement and the instructions of the Project Management committee;

          (2) Conduct all Joint Operations in a diligent, safe and efficient manner in accordance with good and prudent oil filed practices and conservation principles generally followed by the international petroleum industry under similar circumstances;

          (3) Subject to Article 4.6, neither gain a profit nor suffer a loss as a result of being the Project Manager in its conduct of Joint Operations;

          (4) Perform the duties for the Project Management Committee set out in
          Article V, and prepare and submit to the Project Management Committee the proposed Work Programs, budgets and AFE's as provided in

          (5) Acquire all permits, consents, approvals, surface or other rights that may be required for or in connection with the conduct of Joint Operations;

          (6) Permit the representatives of any of the Parties to have at all reasonable times and at their own risk and expense reasonable access to the Joint Operations with the right to observe all such Joint Operations and to inspect all Joint Property and to conduct financial audits as provided in the Accounting Procedure;

          (7) Maintain the Contract in full force and effect. Operator shall promptly pay and discharge all liabilities and expenses incurred in connection with Joint Operations and use its reasonable efforts to keep and maintain the Joint Property free from all liens, charges and encumbrances arising out of Joint Operations;

          (8) Pay to the Government for the Joint Account, within the periods and in the manner prescribed by the Contract and all applicable laws and regulations, all periodic payments, royalties, taxes, fees and other payments pertaining to Joint Operations, but excluding any taxes measured by the incomes of the Parties;

          (9) Carry out the obligations of Operator pursuant to the Contract, including, but not limited to, preparing and furnishing such reports, records and information as may be required pursuant to the Contract;

          (10) Have in accordance with the decisions of the Operating Committee, the exclusive right and obligation to represent the Parties in all dealings with the Government with respect to matters arising under the Contract and Joint Operations. Operator shall notify the other Parties as soon as possible of such meetings. Non-Operators shall have the right to attend such meetings but only in the capacity of observers. Nothing contained in this Agreement shall restrict any Party from holding discussions with the Government with respect to any issue peculiar to its particular business interests arising under this Agreement, but in such event such Party shall promptly advise the Parties, if possible, before and in any event promptly after such discussions, provided that such Party shall not be required to divulge to the Parties any matters discussed to the extent the same involve proprietary information on matters not affecting the Parties; and

          (11) Take all necessary and proper measures for the protection of life, health, the environment and property in the case of an emergency; provided, however, that Operator shall immediately notify the Parties of the details of such emergency and measures.

Check  if  desired

OPTIONAL  PROVISION:  To  be  included  where  English  law  applies.

[ ]

          (12)  Include,  to  the  extent  practical,   in  its  contracts  with
          independent contractors and to the extent lawful, provisions which:

               (a) ensure such contractors can only enforce their contracts against Operator;

               (b) permit Operator, on behalf of itself and Non-Operators, to enforce contractual indemnities against, and recover loses and damages suffered by them (insofar as recovered under their contracts) from such contractors; and

               (c)  require  such  contractors  to take  insurance  required  by
               Article 4.7(F).

4.3     Employees  of  Operator

Subject to the Contract and this Agreement, Operator shall determine the number of employees, the selection of such employees, the hours of work and the compensation to be paid all such employees in connection with Joint Operations. Operator shall employ only such employees, agents and contractors as are reasonably necessary to conduct Joint Operations.

4.4     Information  Supplied  by  Operator

     (A) Operator shall provide Non-Operators the following data and reports as they are currently produced or compiled from the Joint Operations:

          (1) Copies of all electrical logs or surveys;

          (2) Daily drilling progress reports;

          (3) Copies of all drill stem tests and care analysis report;

          (4) Copies of the plugging reports;

          (5) Copies of the final geological and geophysical maps and reports;

          (6) Engineering studies, development schedules and annual progress reports on development projects;

          (7) Field and well performance reports, including reservoir studies and reserve estimates;

          (8) Copies of all reports relating to Joint Operations furnished by Operator to the Government, except magnetic tapes which shall be stored by Operator and made available for inspection and/or copying at the sole expense of the Non-Operator requesting same;

          (9) Other reports as frequently as is justified by the activities or as instructed by the Operating Committee; and

          (10) Subject to Article 15.3, such additional information for Non-Operators as they or any of them may request, provided that the requesting Party or Parties pay the costs of preparation of such information and that the preparation of such information will not unduly burden Operator's administrative and technical personnel. Only Non-Operators who pay such costs shall receive such additional information.

     (B) Operator shall give Non-Operators access at all reasonable times to all other data acquired in the conduct of Joint Operations. Any Non-Operator may make copies of such other data at its sole expense.

4.5     Settlement  of  Claims  and  Lawsuits

     (A) Operator shall promptly notify the Parties of any and all material claims or suits and such other claims and suits as the Operating Committee may direct which arise out of Joint Operations or relate in any way to Joint Operations. Operator shall represent the Parties and defend or oppose the claim or suit. Operator may in its sole discretion compromise or settle any such claim or suit or any related series of claims or suits for an amount not to exceed the equivalent of U.S. ___________________ Dollars (U.S.$100,000.00), exclusive of legal fees. Operator shall obtain the approval and direction of the Operating Committee on amounts in excess of the above stated amount. Each Non-Operator shall have the right to be represented by its own counsel at its own expense in the settlement, compromise or defense of such claims or suits.

     (B) Any Non-Operator shall promptly notify the other Parties of any claim made against such Non-Operator by a third party relating to or which may affect the Joint Operations and insofar as such claim relates to or affects the Joint Operations such Non-Operator shall defend or settle the same in accordance with any directions given by the Operating Committee and such costs, expenses and damages as are payable pursuant to such defense or settlement shall be for the Joint Account.

     (C) Notwithstanding Article 4.5(A) and Article 4.5(B), each Party shall have the right to participate in any such pursuit, prosecution, defense or settlement conducted in accordance with Article 4.5(A) and Article 4.5(B) at its sole cost and expense; provided always that no Party may settle its Participating Interest share of any claim without first satisfying the Operating Committee that it can do so without prejudicing the interests of the Joint Operations.

4.6     Liability  of  Operator

     (A) Except as set out in this Article 4.6, the Party designated as Operator shall bear no cost, expense or liability resulting from performing the duties and functions of the Operator. Nothing in this Article shall, however, be deemed to relieve the Party designated as Operator from any cost, expense or liability for its Participating Interest share of Joint Operations.

     (B) The Parties shall be liable in proportion to their Participating Interests and shall defend and indemnify Operator and its consultants, agents, employees, officers and directors (the "Indemnitees") from any and all costs, expenses (including reasonable attorneys' fees) and liabilities incident to claims, demands or causes of action of every kind and character brought by or on behalf of any person or entity for damage to or loss of property or the environment, or for injury to, illness or death of any person or entity, which damage, loss, injury, illness or death arises out of or is incident to any act or failure to act by Indemnitees in the conduct of or in connection with Joint Operations regardless of the cause of such damage, loss, injury, illness or death and EVEN THOUGH CAUSED IN WHOLE OR IN PART BY A PRE-EXISTING DEFECT, THE NEGLIGENCE (WHETHER SOLE, JOINT OR CONCURRENT), GROSS NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL FAULT OF OPERATOR (OR ANY SUCH AFFILIATE); provided that if any Senior Supervisory Personnel of Operator, engage in Gross Negligence that proximately causes the Parties to incur cost, expense or liability for such damage, loss, injury, illness or death, then:

Check  one  Alternative.

[ ]     ALTERNATIVE  NO.  1  -  No  Limitation

Operator  shall  bear  all  such  costs,  expenses  and  liabilities.


[X]     ALTERNATIVE  NO.  2  -  Joint  Property  Limitation

Operator shall bear only the actual cost, expense and liability to repair, replace and/or remove Joint Property so damaged or lost, if any.

[ ]     ALTERNATIVE  NO.  3  -  Financial  Limitation

Operator  shall  bear  only the first ____________________ (U.S. $ _________) of such  costs,  expenses  and  liabilities.

[ ]     ALTERNATIVE  NO.  4  -  Complete  Limitation

Operator  shall  still  bear  none  of  such  costs,  expenses  and liabilities.

     (C) Notwithstanding the foregoing under no circumstances shall any Indemnitee (except as a Party to the extent of its Participating Interest) bear any cost, expense or liability for environmental, consequential, punitive or any other similar indirect damages or losses, including but not limited to those arising from business interruption, reservoir or formation damage, inability to produce petroleum, loss of profits, pollution control and environmental amelioration or rehabilitation.

4.7     Insurance  Obtained  by  Operator

     (A) Operator shall procure and maintain or cause to be procured and maintained for the Joint Account all insurance in the types and amounts required by the Contract and applicable laws, rules and regulations.

     (B) Operator shall obtain such further insurance, at competitive rates, as the Operating Committee may from time to time require.

     (C) Any Party may elect not to participate in the insurance to be procured under Article 4.7(B) provided such Party:

          (1) gives prompt written notice to that effect to Operator;

          (2) does nothing which may interfere with Operator's negotiations for such insurance for the other Parties; and

          (3) obtains and maintains such insurance (in respect of which an annual certificate of adequate coverage from a reputable insurance broker shall be sufficient evidence) or other evidence of financial responsibility which fully covers its Participating Interest share of the risks that would be covered by the insurance procured under
          Article 4.7 (B), and which the Operating Committee may determine to be acceptable. No such determination of acceptability shall in any way absolve a non-participating Party from its obligation to meet each cash call including any cash call in respect of damages and losses and/or the costs of remedying the same in accordance with the terms of this Agreement. If such Party obtains other insurance, such insurance shall contain a waiver of subrogation in favor of all the other Parties and the Operator, but only in respect of their interests under this Agreement.

     (D) The cost of insurance in which all the Parties are participating shall be for the Joint Account and the cost of insurance in which less than all the Parties are participating shall be charged to the Parties participating in proportion to their respective Participating Interests.

     (E) Operator shall, in respect of all insurance  obtained  pursuant to this
     Article:

          (1) promptly inform the participating Parties when such insurance is obtained and supply them with copies of the relevant policies when the same are issued;

          (2) arrange for the participating Parties, according to their respective Participating Interests, to be named as co-insureds on the relevant policies with waivers of subrogation in favor of all the Parties; and

          (3) duly file all claims and take all necessary and proper steps to collect any proceeds and credit any proceeds to the participating Parties in proportion to their respective Participating Interests.

     (F) Operator shall use its reasonable efforts to require all contractors performing work in respect of Joint Operations to obtain and maintain any and all insurance in the types and amounts required by any applicable laws, rules and regulations or any decision of the Operating Committee and shall use its reasonable efforts to require all such contractors to name the Parties as additional insureds on contractor's insurance policies or to obtain from their insurers waivers of all rights or recourse against Operator and Non-Operators.

4.8     Commingling  of  Funds

Check  one  Alternative.

[X]     ALTERNATIVE  NO.  1

Operator may commingle with its own funds the monies which it receives from or for the Joint Account pursuant to this Agreement. Notwithstanding that monies of a Non-Operator have been commingled with Operator's funds, the Operator shall account to the Non-Operators for the monies of a Non-Operator advanced or paid to Operator, whether for the conduct of Joint Operations or as proceeds from the sale of production under this Agreement. Such monies shall be applied only to their intended use and shall in no way be deemed to be funds belonging to Operator.

Check  if  desired,  in  relation  to  Alternative  No.  1.

OPTIONAL  PROVISION

[ ]     Notwithstanding  Article  4.8,  the  Operating Committee shall have the right to require Operator to segregate from its own funds the monies which it receives from or for the Joint Account pursuant to this Agreement.

Check  if  desired,  in  relation  to  Alternative  No.  1.

OPTIONAL  PROVISION

[ ]     Notwithstanding  Article  4.8,  the  Operating Committee shall have the right to require Operator to segregate from its own funds the monies which Operator receives from the Parties in connection with operations on each Exploitation Area.

[ ]     ALTERNATIVE  NO.2

Operator may not commingle with its own funds the monies which it receives from or for the Joint Account pursuant to this Agreement.

4.9     Resignation  of  Operator

Subject to Article 4.11, Operator may resign as Operator at any time by so notifying the other Parties at least one hundred and twenty (120) Days prior to the effective date of such resignation.

4.10     Removal  of  Operator

     (A) Subject to Article 4.11, Operator shall be removed upon receipt of notice from any Non-Operator if:

          (1) An order is made by a court or an effective resolution is passed for the dissolution, liquidation, winding up, or reorganization of Operator;

          (2)  Operator  dissolves,   liquidates  or  terminates  its  corporate
          existence;

          (3) Operator becomes insolvent, bankrupt or makes an assignment for the benefit of creditors; or

          (4) A receiver is appointed for a substantial part of Operator's assets.

     (B) Subject to Article 4.11, Operator may be removed by the decision of the Non-Operators if Operator has committed a material breach of this Agreement which Operator has failed to commence to rectify within thirty (30) Days of receipt of a notice from Non-Operators detailing the alleged breach. Any decision of Non-Operators to give notice of breach to Operator or to remove Operator under this Article 4.10(B) shall be made by an affirmative vote of _______ (2) or more of the total number of Non-Operators holding a combined Participating Interest of at least _____________ percent (65%).

Check  if  desired.

OPTIONAL  PROVISION

[ ] (C) If Operator together with any Affiliate of Operator is or becomes the holder of a Participating Interest of less than ___________________ percent (____%), then Operator shall be required to promptly notify the other
     Parties. The Operating Committee shall then vote within __________ (___) Days of such notification on whether or not a successor Operator should be named pursuant to Article 4.11.

Check  if  desired.

OPTIONAL  PROVISION
[X] (D) If there is a direct or indirect change in control of Operator (other than a transfer of control to an Affiliate of Operator), Operator shall be required to promptly notify the other Parties. The Operating Committee shall vote within THIRTY ( 30) Days of such notification on whether or not a successor Operator should be named pursuant to Article 4.11. For purposes of this Article, control means the ownership directly or indirectly of: 65%

Check  the  applicable  Alternative.

[ ]     ALTERNATIVE  NO.  1

         more  than  fifty  percent  (50%)

[ ]     ALTERNATIVE  NO.  2

         fifty  percent  (50%)  or  more

         of  the  shares  or  voting  rights  of  Operator.

Check  if  desired.

OPTIONAL  PROVISION

[ ] (E) Subject to Article 4.11, Operator may be removed at any time without cause by the affirmative vote of _______________ (____) or more of the total number of Non-Operators holding a combined Participating Interest of at least _____________ percent (___%).

4.11     Appointment  of  Successor

When  a  change  of  Operator  occurs  pursuant  to Article 4.9 or Article 4.10:

     (A) The Operating Committee shall meet as soon as possible to appoint a successor Operator pursuant to the voting procedure of Article 5.9. However, no Party may be appointed successor Operator against its will.

     (B) If the Operator disputes commission of or failure to rectify a material breach alleged pursuant to Article 4.10(B) and proceedings are initiated pursuant to Article XVIII, no successor Operator may be appointed pending the conclusion or abandonment of such proceedings.

     (C) If an Operator is removed, other than in the case of Article 4.10(C) or
     Article 4.10(D), neither Operator nor any Affiliate of Operator shall have the right to vote for itself on the appointment of a successor Operator, nor be considered as a candidate for the successor Operator.

     (D) A resigning or removed Operator shall be compensated out of the Joint Account for its reasonable expenses directly related to its resignation or removal, except in the case of Article 4.10(B).

     (E) The Operating Committee shall arrange for the taking of an independent inventory of all Joint Property and Hydrocarbons, and an audit of the books and records of the removed Operator. Such inventory and audit shall be completed, if possible, no later than the effective date of the change of Operator. The liabilities and expenses of such inventory and audit shall be charged to the Joint Account.

     (F) The resignation or removal of Operator and its replacement by the successor Operator shall not become effective prior to receipt of any necessary governmental approvals.

     (G) Upon the effective date of the resignation or removal, the successor Operator shall succeed to all duties, rights and authority prescribed for Operator. The former Operator shall transfer to the successor Operator custody of all Joint Property, books of account, records and other documents maintained by Operator pertaining to the Contract Area and to Joint Operations. Upon delivery of the above described property and data, the former Operator shall be released and discharged from all obligations and liabilities as Operator accruing after such date.

                                    ARTICLE V
                               OPERATING COMMITTEE

5.1     Establishment  of  Operating  Committee

To provide for the overall supervision and direction of Joint Operations, there is established an Operating Committee composed of representatives of each Party holding a Participating Interest. Each Party shall appoint one (1) representative and one (1) alternate representative to serve on the Operating Committee. Each Party shall as soon as possible after the date of this Agreement give notice in writing to the other Parties of the name and address of its representative and alternate representative to serve an the Operating Committee. Each Party shall have the right to change its representative and alternate at any time by giving proper notice to such effect to the other Parties.

5.2     Powers  and  Duties  of  Operating  Committee

The Operating Committee shall have power and duty to authorize and supervise Joint Operations that are necessary or desirable to fulfill the Contract and properly explore and exploit the Contract Area in accordance with this Agreement and in a manner appropriate in the circumstances.

5.3     Authority  to  Vote

The representative of a Party, or in his absence his alternate representative, shall be authorized to represent and bind such Party with respect to any matter which is within the powers of the Operating Committee and is properly brought before the Operating Committee. Each such representative shall have a vote equal to the Participating Interest of the Party such person represents. Each alternate representative shall be entitled to attend all Operating Committee meetings but shall have no vote at such meetings except in the absence of the representative for whom he is the alternate. In addition to the representative and alternate representative, each Party may also bring to any Operating Committee meetings such technical and other advisors as it may deem appropriate.

5.4     Subcommittees

The Operating Committee may establish such subcommittees, including technical subcommittees, as the Operating Committee may deem appropriate. The functions of such subcommittees shall be in an advisory capacity or as otherwise determined unanimously by the Parties.

5.5     Notice  of  Meeting

     (A) Operator may call a meeting of the Operating Committee by giving notice to the Parties at least fifteen (15) Days in advance of such meeting.

     (B) Any Non-Operator may request a meeting of the Operating Committee by giving proper notice to all the other Parties. Upon receiving such request, Operator shall call such meeting for a date not less than fifteen (15) Days nor more than twenty (20) Days after receipt of the request.

     (C) The notice periods above may only be waived with the unanimous consent of all the Parties.

5.6     Contents  of  Meeting  Notice

     (A) Each notice of a meeting of the Operating Committee as provided by Operator shall contain:

          (1) The date, time and location of the meeting; and

          (2) An agenda of the matters and proposals to be considered and/or voted upon.

     (B) A Party, by notice to the other Parties given not less than seven (7) Days prior to a meeting, may add additional matters to the agenda for a meeting.

     (C) On the request of a Party, and with the unanimous consent of all Parties, the Operating Committee may consider at a meeting a proposal not contained in such meeting agenda.

5.7     Location  of  Meetings

All meetings of the Operating Committee shall be held in LONDON , ______________ or elsewhere as may be decided by the Operating Committee.

5.8     Operator's  Duties  for  Meetings

     (A)  With  respect  to  meetings  of  the   Operating   Committee  and  any
     Subcommittee, Operator's duties shall include, but not be limited to:

          (1) Timely preparation and distribution of the agenda;

          (2) Organization and conduct of the meeting; and

          (3) Preparation of a written record or minutes of each meeting.

     (B) Operator shall have the right to appoint the chairman of the Operating Committee and chairman of all subcommittees.

5.9     Voting  Procedure

Except as otherwise expressly provided in this Agreement, all decisions, approvals and other actions of the Operating Committee on all proposals coming before it under this Agreement shall be decided by the affirmative vote of __________ (2) or more Parties, which are not Affiliates, then having collectively at least ___________ percent (65%) of the Participating Interests.

5.10     Record  of  Votes

The chairman of the Operating Committee shall appoint a secretary who shall make a record of each proposal voted on and the results of such voting at each Operating Committee meeting. Each representative shall sign and be provided a copy of such record at the end of such meeting and it shall be considered the final record of the decisions of the Operating Committee.

5.11     Minutes

The secretary shall provide each Party with a copy of the minutes of the Operating Committee meeting within fifteen (15) Days after the end of the meeting. Each Party shall have fifteen (15) Days after receipt of such minutes to give notice of its objections to the minutes to the secretary. A failure to give notice specifying objection to such minutes within said fifteen (15) Day period shall be deemed to be approval of such minutes. In any event, the votes recorded under Article 5.10 shall take precedence over the minutes described above.

5.12     Voting  by  Notice

     (A) In lieu of a meeting, Operator may submit any proposal for a decision of the Operating Committee by giving each representative proper notice describing the proposal so submitted. Each Party shall communicate its vote by proper notice to Operator and the other Parties within one of the following appropriate time periods after receipt of Operator's notice:

          (1) ____________ (24) hours in the case of operations which involve the use of a drilling or completion rig that is standing by in the Contract Area.

          (2) ____________ (7) Days in the case of all other proposals.

Check  if  AFEs  require  approval.

OPTIONAL  PROVISION

[ ]      (3)  ____________  (20) Days in the case of an AFE or supplemental AFE if submitted for approval pursuant to Article 6.6(A).

     (B) Except in the case of Article 5.12(A)(1), any Non-Operator may by notice delivered to all Parties within _____________ ( 7 ) Days of receipt of Operator's notice request that the proposal be decided at a meeting rather than by notice. In such an event, that proposal shall be decided at a meeting duly called for that purpose.

     (C) Except as provided in Article X, any Party failing to communicate its vote in a timely manner shall be deemed to have voted FOR such proposal.

     (D) If a meeting is not requested, then at the expiration of the appropriate time period, Operator shall give each Party a confirmation notice stating the tabulation and results of the vote.

5.13     Effect  of  Vote

All decisions taken by the Operating Committee pursuant to this Article, shall be conclusive and binding on all the Parties, except that:

     (A) If pursuant to this Article, a Joint Operation, other than an operation to fulfill the Minimum Work Obligations, has been properly proposed to the Operating Committee and the Operating Committee has not approved such proposal in a timely manner, then any Party shall have the right for the appropriate period specified below to propose in accordance with Article VII, an Exclusive Operation involving operations essentially the same as those proposed for such Joint Operation.

          (1) For proposals involving the use of a drilling rig that is standing by in the Contract Area, such right shall be exercisable for twenty-four (24) hours after the time specified in Article 5.12(A)(1) has expired.

          (2) For proposals to develop a Discovery, such right shall be exercisable for ten (10) Days after the date the Operating Committee was required to consider such proposal pursuant to Article 5.6 or
          Article 5.12.

          (3) For all other proposals,  such right shall be exercisable for five
          (5) Days after the date the Operating Committee was required to consider such proposal pursuant to Article 5.6 or Article 5.12.

     (B) If a Party voted against any proposal which was approved by the Operating Committee and which could be conducted as an Exclusive Operation pursuant to Article VII other than any proposal relating to Minimum Work Obligations, then such Party shall have the right not to participate in the operation contemplated by such approval. Any such Party wishing to exercise its right of non-consent must give notice of non-consent to all other Parties within five (5) Days (or within twenty-four (24) hours if the drilling rig to be used in such operation is standing by in the Contract
     Area) following Operating Committee approval of such proposal. The Parties that were not entitled to give or did not give notice of non-consent shall be Consenting Parties as to the operation contemplated by the Operating Committee approval, and shall conduct such operation as an Exclusive
     Operation under Article VII. Any Party that gave notice of non-consent shall be a Non-Consenting Party as to such Exclusive Operation.

     (C) If the Consenting Parties to an Exclusive Operation under Article 5.13(A) or Article 5.13(B) concur, then the Operating Committee may, at any time, pursuant to this Article, reconsider and approve, decide or take action on any proposal that the Operating Committee declined to approve earlier, or modify or revoke an earlier approval, decision or action.

                                   ARTICLE VI
                            WORK PROGRAMS AND BUDGETS

6.1     Exploration  and  Appraisal

     (A) Within ____________ (90) Days after the date of execution of this Agreement, Operator shall deliver to the Parties a proposed Work Program and Budget detailing the Joint Operations to be performed in the Contract Area for the remainder of the current Calendar Year and, if appropriate, for the following Calendar Year. Within _____________ (45) Days of such delivery, the Operating Committee shall meet to consider and to endeavor to agree on a Work Program and Budget.

     (B) On or before the 1st of OCTOBER of each Calendar Year, Operator shall deliver to the Parties a proposed Work Program and Budget detailing the Joint Operations to be performed in the Contract Area for the following Calendar Year. Within forty-five (45) Days of such delivery, the Operating Committee shall meet to consider and to endeavor to agree on a Work Program and Budget.

     (C) If a Discovery is made, Operator shall deliver any notice of Discovery required under the Contract and shall as soon as possible submit to the Parties a report containing available details concerning the Discovery and Operator's recommendation as to whether the Discovery merits appraisal. If the Operating Committee determines that the Discovery merits appraisal, Operator within __________ (20) Days, shall deliver to the Parties a proposed Work Program and Budget for the appraisal of the Discovery. Within __________ (10) Days of such delivery, or earlier if necessary to meet any applicable deadline under the Contract, the Operating Committee shall meet to consider, modify and then either approve or reject the appraisal Work Program and Budget. If the appraisal Work Program and Budget is approved by the Operating Committee, Operator shall take such steps as may be required under the Contract to secure approval of the appraisal Work Program and Budget by the Government and Government Oil Company. In the event the Government or the Government Oil Company requires changes in the appraisa1 Work Program and Budget, the matter shall be resubmitted to the Operating Committee for further consideration.

     (D) The Work Program and Budget agreed pursuant to this Article shall include the Minimum Work Obligations, or at least that part of such Minimum Work Obligations required to be carried out during the Calendar Year in question under the terms of the Contract. If within the time periods prescribed in this Article the Operating Committee is unable to agree on such Work Program and Budget, Operator shall take such actions, but only such actions for the Joint Account as are necessary to maintain the Contract in full force and effect, including the commencement of a Work Program and Budget to fulfill the Minimum Work Obligations required for the given Calendar Year.

     (E) Subject to Article 6.7, approval of any such Work Program and Budget, which includes:

          (1)  an   Exploration   Well,   whether  by  drilling,   Deepening  or
          Sidetracking, shall include approval for:

Check  one  Alternative.

[ ]     ALTERNATIVE  NO.  1  -  No  Casing  Point  Election

All expenditures necessary for drilling, Testing and Completing such Exploration Well.

[X]     ALTERNATIVE  NO. 2 - Casing Point Election - (This alternative shall not apply  where Minimum Work Obligations require Testing and Completing of a well.)

Only expenditures necessary for drilling and open-hole Testing of such well. When an Exploration Well has reached its authorized depth, all logs, cores and other approved tests have been conducted and the results furnished to the Parties, Operator shall submit to the Parties in accordance with Article 5.12(A)(1) an election to participate in an attempt to Complete such well.
Operator shall include in such submission Operator's recommendation on such Completion attempt and on AFE for such Completion Costs.

          (2) an Appraisal Well, whether by drilling, Deepening or Sidetracking, shall include approval for:

Check  one  Alternative.

[ ]     ALTERNATIVE  NO.  1  -  No  Casing  Point  Election

All expenditures necessary for drilling, Testing and Completing such Appraisal Well.

[X]     ALTERNATIVE  NO. 2 - Casing Point Election - (This alternative shall not apply  where Minimum Work Obligations require Testing and Completing of a well.)

Only expenditures necessary for drilling, Sidetracking and open-hole Testing of such well. When an Appraisal Well has reached its authorized depth, all logs, cores and other approved tests have been conducted and the results furnished to the Parties, Operator shall submit to the Parties in accordance with Article 5.12(A)(1) an election to participate in an attempt to Complete such well.
Operator shall include in such submission Operator's recommendation an such Completion attempt and on AFE for such Completion Costs.

     (F) Any Party desiring to propose a Completion attempt, or an alternative Completion attempt, must do so within the time period provided in Article 5.12(A)(1) by notifying all other Parties. Any such proposal shall include an AFE for such Completion Costs.

6.2     Development

     (A) If the Operating Committee determines that a Discovery may be commercial, the Operator shall, as soon as practicable, deliver to the Parties a Development Plan together with the first annual Work Program and Budget and provisional Work Programs and Budgets for the remainder of the development of the Discovery, which shall contain, inter alia:

          (1) Details of the proposed work to be undertaken, personnel required and expenditures to be incurred, including the timing of same, on a Calendar Year basis;

          (2) An estimated date for the commencement of production;

          (3) A delineation of the proposed Exploitation Area; and

          (4) Any other information requested by the Operating Committee.

     (B) After receipt of the Development Plan, or earlier if necessary to meet any applicable deadline under the Contract, the Operating Committee shall meet to consider, modify and then either approve or reject the Development Plan and the first annual Work Program and Budget for the development submitted by Operator. If the Development Plan is approved by the Operating Committee, Operator shall, as soon as possible, deliver any notice of Commercial Discovery required under the Contract and take such other steps as may be required under the Contract to secure approval of the Development Plan by the Government and Government Oil Company. In the event the Government or Government Oil Company requires changes in the Development Plan, the matter shall be resubmitted to the Operating Committee for further consideration.

     (C) If the Development Plan is approved, such work shall be incorporated into and form part of annual Work Programs and Budgets, and Operator shall on or before DEC. 1st of each Calendar Year submit a Work Program and Budget for the Exploitation Area, for the following Calendar Year. Within forty-five (45) Days after such submittal, the Operating Committee shall endeavor to agree to such Work Program and Budget, including any necessary or appropriate revisions to the Work Program and Budget for the approved Development Plan.

6.3     Production

On or before the 1st day of DECEMBER each Calendar Year, Operator shall deliver to the Parties a proposed production Work Program and Budget detailing the Joint Operations to be performed in the Exploitation Area and the projected production schedule for the following Calendar Year. Within forty-five (45) Days of such delivery, the Operating Committee shall agree upon a production Work Program and Budget.

6.4     Itemization  of  Expenditures

     (A) During the preparation of the proposed Work Programs and Budgets and Development Plans contemplated in this Article, Operator shall consult with the Operating Committee regarding the contents of such Work Programs and Budgets and Development Plans.

     (B) Each Work Program and Budget and Development Plan submitted by Operator shall contain an itemized estimate of the costs of Joint Operations and all other expenditures to be made for the Joint Account during the Calendar Year in question.

     (C) The Work Program and Budget shall designate the portion or portions of the Contract Area in which Joint Operations itemized in such Work Program and Budget are to be conducted and shall specify the kind and extent of such operations in such detail as the Operating Committee may deem suitable.

6.5     Contract  Awards

Operator shall award each contract for approved Joint Operations on the following basis (the amounts stated are in thousands of U.S. Dollars):

                                      PROCEDURE A   PROCEDURE B   PROCEDURE C
                                      ------------  ------------  -----------

Exploration and Appraisal Operations  $     0 to $  $ _____ to $           >$
------------------------------------  ------------  ------------  -----------

Development Operations                $     0 to $  $ _____ to $           >$
                                      ------------  ------------  -----------

Production Operations                 $     0 to $  $ _____ to $           >$
------------------------------------  ------------  ------------  -----------

Procedure

     (A) Intentionally deleted.

Procedure

     (B) Operator shall:

          (1) Provide the Parties with a list of the entities whom Operator proposes to invite to tender for the said contract;

          (2) Add to such list any entity whom a Party requests to be added within fourteen (14) Days of receipt of such list;

          (3) Complete the tendering process within a reasonable period of time;

          (4) Inform the Parties of the entities to whom the contract has been awarded, provided that before awarding contracts to Affiliates of the Operator which exceed U.S. Dollars ________________ (U.S. $ 100,000.00), Operator shall obtain the approval of the Operating Committee;

          (5) Circulate to the Parties a competitive bid analysis stating the reasons for the choice made; and

          (6) Upon the request of a Party, provide such Party with a copy of the final version of the contract awarded.

Procedure

     (C) Operator shall:

          (1) Provide the Parties with a list of the entities whom Operator proposes to invite to tender for the said contract;

          (2) Add to such list any entity whom a Party requests to be added within fourteen (14) Days of receipt of such list;

          (3) Prepare and dispatch the tender documents to the entities on the list as aforesaid and to Non-Operators;

          (4) After the expiration of the period allowed for tendering, consider and analyze the details of all bids received;

          (5) Prepare and circulate to the Parties a competitive bid analysis, stating Operator's recommendation as to the entity to whom the contract should be awarded, the reasons therefore, and the technical, commercial and contractual terms to be agreed upon;

          (6) Obtain the approval of the Operating Committee to the recommended bid; and

          (7) Upon the request of a Party, provide such Party with a copy of the final version of the contract.

6.6     Authorization  for  Expenditure  ("AFE")  Procedure

     (A) Prior to incurring any commitment or expenditure, which is estimated to be:

          (1) In excess of U.S. Dollars ______________ (U.S.  $100,000.00) in an
          exploration or appraisal Work Program and Budget;

          (2) In excess of U.S. Dollars  _______________ (U.S. $100,000.00) in a
          development Work Program and Budget.; and

          (3) In excess of U.S. Dollars  _______________ (U.S. $100,000.00) in a
          production Work Program and Budget.

Operator shall send to each Non-Operator an AFE containing Operator's best estimate of the total funds required to carry out such work; the estimated timing of expenditures, and any other necessary supportive information. Notwithstanding the above, the Operator shall not be obliged to furnish an AFE to the Parties before incurring any commitment or expenditures in connection with the workover of the well or wells where such workover is pursuant to an approved production Work Program and Budget.

Check  one  Alternative.

[ ]     ALTERNATIVE  NO.  1

          (B) All AFE's shall be for informational purposes only and, provided the work and the funds to be expended therefor are authorized in the current Work Program and Budget, Operator shall not be required to obtain approval for such AFE prior to commencement of work.

[X]     ALTERNATIVE  NO.  2

          b. Prior to expending any monies or incurring any commitments for work, Operator shall obtain the approval of the Operating Committee to such AFE.

Check  if  desired.

OPTIONAL  PROVISION

[ ]     Any  Party  voting  to  disapprove  an  AFE issued in furtherance of an approved Work Program and Budget shall demonstrate that such disapproval is duly justified and shall state the reasons for such disapproval.

     (C) The restrictions contained in this Article shall be without prejudice to Operator's rights to make expenditures as set out in Article 4.2(B)(11) and Article 13.5.

6.7     Overexpenditures  of  Work  Programs  and  Budgets

     (A) For expenditures on any line item of an approved Work Program and Budget, Operator shall be entitled to incur without furnishing a supplemental AFE an overexpenditure for such line item up to ten percent (10%) of the authorized amount for such line item; provided that cumulative total of all overexpenditures for a Calendar Year shall not exceed five percent (5%) of the total Work Program and Budget in question.

     (B) At such time that Operator is certain that the limits of Article 6.7(A) will be exceeded, Operator shall furnish a supplemental AFE for the estimated overexpenditures to the Operating Committee for its approval and shall provide the Parties with full details of such overexpenditures. Operator shall promptly give notice of the amounts of overexpenditures when actually incurred.

                                   ARTICLE VII
                       OPERATIONS BY LESS THAN ALL PARTIES

7.1     Limitation  on  Applicability

     (A) No operations may be conducted in furtherance of the Contract except as Joint Operations under Article V, or as Exclusive Operations under this Article. No Exclusive Operation shall be conducted which conflicts with a Joint Operation.

     (B) Operations which are required to fulfill the Minimum Work Obligations must be proposed and conducted as Joint Operations under Article V, and may not be proposed or conducted as Exclusive Operations under this Article.

Check  if  desired.

OPTIONAL  PROVISION

[X]     Except  for  Exclusive  Operations  relating  to  Deepening,  Testing,
Completing, Sidetracking, Plugging Back, Recompletions or Reworking of a well drilled to fulfill the Minimum Work Obligations, no Exclusive Operations may be proposed or conducted until the Minimum Work Obligations for the then current Contract period are fulfilled.

     (C) No Party may propose or conduct an Exclusive Operation under this Article, unless and until such Party has properly exercised its right to propose an Exclusive Operation pursuant to Article 5.13, or is entitled to conduct an Exclusive Operation pursuant to Article X.

     (D) Subject to this Article, any operation that may be proposed and conducted as a Joint Operation, other than operations pursuant to an approved Development Plan, may be proposed and conducted as an Exclusive Operation.

7.2     Procedure  to  Propose  Exclusive  Operations

     (A) Subject to Article 7.1, if any Party proposes to conduct an Exclusive Operation, such Party shall give notice of the proposed operation to all Parties, other than Parties who have relinquished their Participating Interest in the Exploitation Area in which the proposed operation is to be conducted. Such notice shall specify that such operation is proposed as an Exclusive Operation, the work to be performed, the location, the objectives, and estimated cost of such operation.

     (B) Any Party entitled to receive such notice shall have the right to participate in the proposed operation.

          (1) For proposals to Deepen, Test, Complete, Sidetrack, Plug Back, Recomplete or Rework involving the use of a drilling rig that is standing by in the Contract Area, any such Party wishing to exercise such right must so notify Operator within twenty-four (24) hours after receipt of the notice proposing the Exclusive Operation.

          (2) For proposals to develop a Discovery, any Party wishing to exercise such right must so notify the Party proposing to develop within twenty (20) Days after receipt of the notice proposing the Exclusive Operation.

          (3) For all other proposals, any such Party wishing to exercise such right must so notify Operator within ten (10) Days after receipt of the notice proposing the Exclusive Operation;

     (C) Failure of a Party to whom a proposal notice is delivered to properly reply within the period specified above shall constitute an election by that Party not to participate in the proposed operation.

     (D) If all Parties properly exercise their rights to participate, then the proposed operation shall be conducted as a Joint Operation. The Operator shall commence such Joint Operation as promptly as practicable and conduct it with due diligence.

     (E) If less than all Parties entitled to receive such proposal notice properly exercise their rights to participate, then:

Check  one  Alternative.

[X]     ALTERNATIVE  NO.  1

          (1) The Party proposing the Exclusive Operation, together with any other Consenting Parties, shall have the right exercisable for the applicable notice period set out in Article 7.2(B), to instruct Operator (subject to Article 7.9(G)) to conduct the Exclusive Operation.

          (2) If the Exclusive Operation is conducted, the Consenting Parties shall bear the sole liability and expense of such Exclusive Operation in a fraction, the numerator of which is such Consenting Party's Participating Interest as stated in Article 3.1(A) and the denominator of which is the aggregate of the Participating Interests of the Consenting Parties as stated in Article 3.1(A), or in such other proportion totaling one hundred percent (100%) of such liability and expense as the Consenting Parties may agree.

          (3) If such Exclusive Operation has not been commenced within ______________ (180) Days (excluding any extension specifically agreed by all Parties or allowed by the force majeure provisions of Article
          XVI), the right to conduct such Exclusive  Operation shall  terminate.
          If any Party still desires to conduct such Exclusive Operation, written notice proposing such operation must be resubmitted to the Parties in accordance with Article V, as if no proposal to conduct an Exclusive Operation had been previously made.

[ ]     ALTERNATIVE  NO.  2

          (1) Immediately after the expiration of the applicable notice period set out in Article 7.2(B), the Operator shall notify all Parties of the names of the Consenting Parties and the recommendation of the proposing Party as to whether the Consenting Parties should proceed with the Exclusive Operation.

          (2) Concurrently, Operator shall request the Consenting Parties to specify the Participating Interest each Consenting Party is willing to bear in the Exclusive Operation.

          (3) Within twenty-four (24) hours after receipt of such notice, each Consenting Party shall respond to the Operator stating that it is willing to bear a Participating Interest in such Exclusive Operation equal to:

               (a) Only its Participating Interest as stated in Article 3.1(A);

               (b) A fraction, the numerator of which is such Consenting Party's Participating Interest as stated in Article 3.1(A) and the denominator of which is the aggregate of the Participating Interests of the Consenting Parties as stated in Article 3.1(A); or

               (c) The total of its  Participating  Interest as  contemplated by
               Article  7.2(E)(3)(b)  plus  all or any  part  of the  difference between one hundred percent (100%) and the total of the Participating Interests subscribed by the other Consenting Parties.

          (4) Any Consenting Party failing to advise Operator within the response period set out above shall be deemed to have elected to bear the Participating Interest set out in Article 7.2(E)(3)(b) as to the Exclusive Operation.

          (5) If,  within the  response  period set out  above,  the  Consenting
          Parties subscribe less than one hundred percent (100%) of the Participating Interest in the Exclusive Operation, the Party proposing such Exclusive Operation shall be deemed to have withdrawn its proposal for the Exclusive Operation, unless within twenty-four (24) hours of the expiry of the response period set out in Article 7.2(E)(3), the proposing Party notifies the other Consenting Parties that the proposing Party shall bear the unsubscribed Participating Interest.

          (6) If one hundred percent (100%) subscription to the proposed Exclusive Operation is obtained, Operator shall promptly notify the Consenting Parties of their Participating Interests in the Exclusive Operation.

          (7) As soon as any Exclusive Operation is fully subscribed pursuant to
          Article 7.2(E)(6) Operator (subject to Article 7.9(G)), shall commence such Exclusive Operation as promptly as practicable and conduct it with due diligence in accordance with this Agreement.

          (8) If such Exclusive Operation has not been commenced within ____________ (180) Days (excluding any extension specifically agreed by all Parties or allowed by the force majeure provisions of Article
          XVI), the right to conduct such Exclusive  Operation shall  terminate.
          If any Party still desires to conduct such Exclusive Operation, written notice proposing such operation must be resubmitted to the Parties in accordance with Article V, as if no proposal to conduct an Exclusive Operation had been previously made.

7.3     Responsibility  for  Exclusive  Operations

     (A) The Consenting Parties shall bear in accordance with the Participating Interests agreed under Article 7.2(E) the entire cost and liability of conducting an Exclusive Operation and shall indemnify the Non-Consenting Parties from any and all costs and liabilities incurred incident to such Exclusive Operation (included but not limited to all costs, expenses or liabilities for environmental, consequential, punitive or any other similar indirect damages or losses arising from business interruption, reservoir or formation damage, inability to produce petroleum, loss of profits, pollution control and environmental amelioration or rehabilitation) and shall keep the Contract Area free and clear of all liens and encumbrances of every kind created by or arising from such Exclusive Operation.

     (B) Notwithstanding Article 7.3(A), each Party shall continue to bear its Participating Interest share of the cost and liability incident to the operations in which it participated, including but not limited to plugging and abandoning and restoring the surface location, but only to the extent those costs were not increased by the Exclusive Operation.

7.4     Consequences  of  Exclusive  Operations

     (A) With regard to any Exclusive Operation, for so long as a Non-Consenting Party has the option to re-instate the rights it relinquished under Article 7.4(B) below, such Non-Consenting Party shall be entitled to have access concurrently with the Consenting Parties, to all data and other information relating to such Exclusive Operation, other than G & G Data obtained in an Exclusive Operation. If a Non-Consenting Party desires to receive and acquire the right to use such G & G Data, then such Non-Consenting Party shall have the right to do so by paying to the Consenting Parties its Participating Interest share as set out in Article 3.1(A) of the cost incurred in obtaining such G & G Data.

     (B) With regard to any Exclusive Operation and subject to Article 7.4(C) (and Article 7.8, if selected) below, each Non-Consenting Party shall be deemed to have relinquished to the Consenting Parties, and the Consenting Parties shall be deemed to own, in proportion to their respective Participating Interests in the Exclusive Operation:

          (1) All of each such Non-Consenting Party's right to participate in further operations on any Discovery made in the course of such Exclusive Operation; and

          (2) All of each such Non-Consenting Party's right pursuant to the Contract to take and dispose of Hydrocarbons produced and saved:

               (a)  From  the  well  in  which  such  Exclusive   Operation  was
               conducted, and

               (b) From any wells drilled to appraise or develop a Discovery.

     (C) A Non-Consenting Party shall have the following and only the following options to reinstate the rights it relinquished pursuant to Article 7.4(B):

          (1) If the Consenting Parties decide to appraise a Discovery made in the course of an Exclusive Operation, the Consenting Parties shall submit to each Non-Consenting Party the approved appraisal program. For thirty (30) Days (or forty-eight (48) hours if the drilling rig which is to be used in such appraisal program is standing by in the Contract Area) from receipt of such appraisal program, each Non-Consenting Party shall have the option to reinstate the rights it relinquished pursuant to Article 7.4(B) and to participate in such appraisal program. The Non-Consenting Party may exercise such option by notifying Operator within the period specified above that such Non-Consenting Party agrees to bear its Participating Interest share of the expense and liability of such appraisal program, to pay the lump sum amount as set out in Article 7.5(A) and to pay:

Check  one  Alternative.

[ ]     ALTERNATIVE  NO.  1

The  Cash  Premium  as  set  out  in  Article  7.5(B);

[ ]     ALTERNATIVE  NO.  2

The  In  Kind  Premium  as  set  out  in  Article  7.5(C);

[ ]     ALTERNATIVE  NO.  3

At the choice of the Non-Consenting Party exercising such option, either the Cash Premium as set out in Article 7.5(B) or the In Kind Premium as set out in
Article  7.5(C).

          (2) If the Consenting Parties decide to develop a Discovery made or appraised in the course of an Exclusive Operation, the Consenting Parties shall submit to the Non-Consenting Parties a Development Plan substantially in the form intended to be submitted to the Government under the Contract. For sixty (60) Days from receipt of such Development Plan or such lesser period of time prescribed by the Contract, each Non-Consenting Party shall have the option to reinstate the rights it relinquished pursuant to Article 7.4(B) and to participate in such Development Plan. The Non-Consenting Party may exercise such option by notifying the Party proposing to act as Operator for such Development Plan within the period specified above that such Non-Consenting Party agrees to bear its Participating Interest share of the liability and expense of such Development Plan and such future operating and producing costs, to pay the lump sum amount as set out in Article 7.5(A) and to pay:

Check  one  Alternative.

[ ]     ALTERNATIVE  NO.  1

The  Cash  Premium  as  set  out  in  Article  7.5(B);

[ ]     ALTERNATIVE  NO.  2

The  In  Kind  Premium  as  set  out  in  Article  7.5(C);

[ ]     ALTERNATIVE  NO.  3

At the choice of the Non-Consenting Party exercising such option, either the Cash Premium as set out in Article 7.5(B) or the In Kind Premium as set out in
Article  7.5(C).

          (3) If the Consenting Parties decide to Deepen, Test, Complete, Sidetrack, Plug Back, Recomplete or Rework an Exclusive Well and such further operation was not included in the original proposal for such Exclusive Well, the Consenting Parties shall submit to the Non-Consenting Parties the approved AFE for such further operation. For thirty (30) Days (or forty-eight (48) hours if the drilling rig which is to be used in such operation is standing by in the Contract
          Area) from receipt of such AFE, each Non-Consenting Party shall have the option to reinstate the rights it relinquished pursuant to Article 7.4(B) and to participate in such operation. The Non-Consenting Party may exercise such option by notifying the Operator within the period specified above that such Non-Consenting Party agrees to bear its Participating Interest share of the liability and expense of such further operation, to pay the lump sum amount as set out in Article 7.5(A) and to pay:

Check  one  Alternative.

[X]     ALTERNATIVE  NO.  1

The  Cash  Premium  as  set  out  in  Article  7.5(B);

[ ]     ALTERNATIVE  NO.  2

The  In  Kind  Premium  as  set  out  in  Article  7.5(C);

[ ]     ALTERNATIVE  NO.  3

At the choice of the Non-Consenting Party exercising such option, either the Cash Premium as set out in Article 7.5(B) or the In Kind Premium as set out in
Article  7.5(C).

     (D) If a Non-Consenting Party does not properly and in a timely manner exercise such option, including paying in a timely manner in accordance with Article 7.5, all lump sum amounts and Cash Premiums, if any, due to the Consenting Parties, such Non-Consenting Party shall have forfeited the options as set out in Article 7.4(C) and the right to participate in the proposed program, unless such program, plan or operation is materially modified or expanded.

     (E) A Non-Consenting Party shall become a Consenting Party with regard to an Exclusive Operation at such time as the Non-Consenting Party gives proper notice pursuant to Article 7.4(C); provided that such Non-Consenting Party shall in no way be deemed to be entitled to any lump sum amount Cash Premium or In Kind Premium paid incident to such Exclusive Operation. The Participating Interest of such Non-Consenting Party in such Exclusive Operation shall be its Participating Interest set out in Article 3.1(A). The Consenting Party shall contribute in proportion to their respective Participating Interests in such Exclusive Operation, the Participating Interest of the Non-Consenting Party. If all Parties participate in the proposed operation, then such operation shall be conducted as a Joint Operation pursuant to Article V.

     (F) If after the expiry of the period in which a Non-Consenting Party may exercise its option to participate in a Development Plan the Consenting Parties desire to proceed, the Party chosen by the Consenting Parties proposing to act as Operator for such development, shall give notice to the Government under the appropriate provision of the Contract requesting a meeting to advise the Government that the Consenting Parties consider the Discovery to be a Commercial Discovery. Following such meeting such Operator for such development shall apply for an Exploitation Area (if applicable in the Contract). Unless the Development Plan is materially modified or expanded prior to the commencement of operations under such plan, each Non-Consenting Party to such Development Plan shall:

          (1) If the Contract so allows, elect not to apply for an Exploitation Area covering such development and forfeit all interest in such Exploitation Area, or

          (2) If the Contract does not so allow, be deemed to have:

               (a) Elected not to apply for an Exploitation Area covering such development;

               (b) Forfeited all economic interest in such Exploitation Area;

               (c) Assumed a fiduciary duty to exercise its legal interest in such Exploitation Area for the benefit of the Consenting Parties.

In either case such Non-Consenting Party shall be deemed to have withdrawn from this Agreement to the extent it relates to such Exploitation Area, even if the Development Plan is modified or expanded subsequent to the commencement of operations under such Development Plan.

7.5     Premium  to  Participate  in  Exclusive  Operations

     (A) Within thirty (30) Days of the exercise of its option under Article 7.4(C), each such Non-Consenting Party shall pay in immediately available funds to the Consenting Parties who took the risk of such Exclusive Operations in proportion to their respective Participating Interests in such Exclusive Operations a lump sum amount payable in the currency designated by such Consenting Parties. Such lump sum amount shall be equal to such Non-Consenting Party's Participating Interest share of all liabilities and expenses, including overhead, that were incurred in every Exclusive Operations relating to the Discovery, or well, as the case may be, in which the Non-Consenting Party desires to reinstate the rights it relinquished pursuant to Article 7.4(B), and that were not previously paid by such Non-Consenting Party.

     (B) In addition to Article 7.5(A), if a Cash Premium is due, then within thirty (30) Days of the exercise of its option under Article 7.4(C) each such Non-Consenting Party shall pay in immediately available funds, in the currency designated by the Consenting Parties who took the risk of such Exclusive Operations, to such Consenting Parties in proportion to their respective Participating Interests a Cash Premium equal to the total of:

          (1) _______________ percent (500%) of such Non-Consenting Party's Participating Interest share of all liabilities and expenses, including overhead, that were incurred in any Exclusive Operations relating to the obtaining of the portion of the G & G Data which pertains to the Discovery, and that were not previously paid by such Non-Consenting Party; plus

          (2) ____________ percent ( 500%) of such Non-Consenting Party's Participating Interest share of all liabilities and expenses, including overhead, that were incurred in any Exclusive Operations relating to the drilling, Deepening, Testing, Completing, Sidetracking, Plugging Back, Recompleting and Reworking of the Exploration Well which made the Discovery in which the Non-Consenting Party desires to reinstate the rights it relinquished pursuant to
          Article 7.4(B), and that were not previously paid by such Non-Consenting Party; plus

          (3) _____________ percent ( 500 %) of the Non-Consenting Party's Participating Interest share of all liabilities and expenses, including overhead, that were incurred in any Exclusive Operations relating to the drilling, Deepening, Testing, Completing, Sidetracking, Plugging Back, Recompleting and Reworking of the Appraisal Well(s) which delineated the Discovery in which the Non-Consenting Party desires to reinstate the rights it relinquished pursuant to Article 7.4(B), and that were not previously paid by such Non-Consenting Party.

     (C) In addition to Article 7.5(A), if an In-Kind Premium is due, each Non-Consenting Party exercising its option under Article 7.4(C), shall be deemed to grant to the Consenting Parties, and the Consenting Parties, in proportion to their Participating Interests, shall be deemed to accept an In Kind Premium, until such time as the In Kind Premium has been fully satisfied. The In Kind Premium shall be the right to own, take in kind and separately dispose of Hydrocarbons produced out of one hundred percent (100%) of the Non-Consenting Party's Entitlement to future production (including Cost Oil, Profit Oil and, where applicable under the Contract, gas) from the Exploitation Area for the Discovery in which the Non-Consenting Party desires to reinstate the rights it relinquished pursuant to Article 7.4(B)(2)(a) and (b) (or if applicable, from only the well in which the Non-Consenting Party desires to reinstate the rights it relinquished pursuant to Article 7.4(B)(2)(a)). The value in U.S. Dollars of the In Kind Premium shall equal a total of:

          (1) ___________ percent (500%) of such Non-Consenting Party's Participating Interest share of all liabilities and expenses, including overhead, that were incurred in any Exclusive Operations relating to the obtaining of the portion of the G & G Data which pertains to the Discovery, and that were not previously paid by such Non-Consenting Party; plus

          (2) ___________ percent (500%) of such Non-Consenting Party's Participating Interest share of all liabilities and expenses, including overhead, that were incurred in any Exclusive Operations relating to the drilling, Deepening, Testing, Completing, Sidetracking, Plugging Back, Recompleting and Reworking of the Exploration Well which made the Discovery in which the Non-Consenting Party desires to reinstate the rights it relinquished pursuant to
          Article 7.4(B), and that were not previously paid by such Non-Consenting Party; plus

          (3) ____________ percent (500%) of the Non-Consenting Party's Participating Interest share of all liabilities and expenses, including overhead, that were incurred in any Exclusive Operations relating to the drilling, Deepening, Testing, Completing, Sidetracking, Plugging Back, Recompleting and Reworking of the Appraisal Well(s) which delineated the Discovery in which the Non-Consenting Party desires to reinstate the rights it relinquished pursuant to Article 7.4(B), and that were not previously paid by such Non-Consenting Party; plus

     (D) The In Kind Premium shall be deemed fully satisfied when the aggregate value (determined in U.S. Dollars in accordance with Article 7.5(F)) of the Hydrocarbons received by the Consenting Parties as In Kind Premium equals the sum of the amounts calculated in U.S. Dollars pursuant to Article 7.5(C)). After such satisfaction the Consenting Parties' right to such In Kind Premium shall terminate, and such Non-Consenting Party shall own, take and dispose of its Entitlement from such Exploitation Area. Production from other fields in the Contract Area, outside such Exploitation Area (whether Cost Oil or Profit Oil) shall not be used to satisfy the In Kind Premium. Any obligation of the Non-Consenting Party to satisfy the In Kind Premium shall terminate with the cessation of production from the Exploitation Area (or well, as the case may be) which the In Kind Premium encumbers, and in such event, no cash payment, in lieu of production, shall be due from the Non-Consenting Party for the unsatisfied balance of the In Kind Premium.

     (E) Within ninety (90) Days after the Completion of any Exclusive Operation, the Operator shall furnish to each Non-Consenting Party that has granted an In Kind Premium in respect of such Exclusive Operation an inventory of the equipment in and connected to the well, and an itemized statement of the cost of such Exclusive Operation, including equipping the well for production. Each Calendar Quarter during the period of satisfying an In Kind Premium, Operator shall furnish to the Non-Consenting Parties that have granted such In Kind Premium an itemized statement of all costs and liabilities incurred in the Exclusive Operation(s), establishing the value of such In Kind Premium together with a statement of the quantity of Hydrocarbons produced to satisfy such In Kind Premium and the amount of proceeds realized from the sale of such production during the preceding Calendar Quarter.

     (F) For the purpose of determining satisfaction of the In Kind Premium, the value of the Hydrocarbons received by a Consenting Party as In Kind Premium shall be the weighted average price per Barrel (f.o.b. the point of delivery of the Cost Oil and Profit Oil to the Consenting Parties) which such Consenting Party receives from the sale of such Hydrocarbons to non-affiliated purchasers, in arms length transactions. For sales to Affiliates, the price so used shall be the price at which Hydrocarbons of a similar grade, gravity and quality (adjusted for differentials in accordance with regularly established practice) were sold generally on world markets, during the particular period of sale, in free and fair arms length transactions, with due adjustments being made for differing geographical locations. Notwithstanding the fact that royalty or any other payment obligation to the Government is based on an "official" or "Government" stated price, the price used for calculation of the satisfaction of the In Kind Premium shall be the price determined in accordance with this Article.

     (G) In determining the quantity of Hydrocarbons produced for purposes of the In Kind Premium, the Consenting Parties shall use industry accepted methods such as but not limited to metering or periodic well tests.

     (H) During the period of time Consenting Parties are entitled to an In Kind Premium, such Consenting Parties shall be responsible for the payment of all royalties, charges, taxes, and all other burdens established by the Contract directly related to such In Kind Premium.

     (I) Any amount realized from the sale or other disposition of equipment, which was acquired in connection with an Exclusive Operation, shall be credited against the satisfaction of the In Kind Premium.

     (J) On satisfaction of the In Kind Premium, the right of such Non-Consenting Party to own, take in kind and separately dispose of its Entitlement granted under Article 7.5(C), shall be reinstated automatically as of 7:00 a.m. on the Day following the Day on which such satisfaction occurs.

7.6     Order  of  Preference  of  Operations

     (A) Except as otherwise specifically provided in this Agreement, if any Party desires to propose the conduct of an operation that will conflict with an existing proposal for an Exclusive Operation, such Party shall have the right exercisable for five (5) Days, or twenty-four (24) hours if the drilling rig to be used is standing by in the Contract Area, from receipt of the proposal for the Exclusive Operation, to deliver to all Parties entitled to participate in the proposed operation such Party's alternative proposal. Such alternative proposal shall contain the information required under Article 7.2(A).

     (B) Each Party receiving such proposals shall elect by delivery of notice to Operator within the appropriate response period set out in Article 7.2(B) to participate in one of the competing proposals. Any Party not notifying Operator within the response period shall be deemed not to have voted.

     (C) The proposal receiving the largest aggregate Participating Interest vote shall have priority over all other competing proposals. In the case of a tie vote, the Operator shall choose among the proposals receiving the largest aggregate Participating Interest vote. Operator shall deliver notice of such result to all Parties entitled to participate in the operation within five (5) Days of the end of the response period, or twenty-four (24) hours if the drilling rig to be used is standing by in the Contract Area.

     (D) Each Party shall then have two (2) Days (or twenty-four (24) hours if the drilling rig to be used is standing by in the Contract Area) from receipt of such notice to elect by delivery of notice to Operator whether such Party will participate in such Exclusive Operation, or will relinquish its interest pursuant to Article 7.4(B). Failure by a Party to deliver such notice within such period shall be deemed an election not to participate in the prevailing proposal.

Check  if  desired.

OPTIONAL  PROVISION

[ ] (E) Notwithstanding the provisions of Article 7.4(B), if for reasons other than the encountering of granite or other practically impenetrable substance or any other condition in the hole rendering further operations impracticable, a well drilled as an Exclusive Operation fails to reach the deepest objective Zone described in the notice proposing such well, Operator shall give notice of such failure to each Non-Consenting Party who submitted or voted for an alternative proposal under this Article to drill such well to a shallower Zone than the deepest objective Zone proposed in the notice under which such well was drilled. Each such Non-Consenting Party shall have the option exercisable for forty-eight (48) hours from receipt of such notice to participate in the initial proposed Completion of such well. Each such Non-Consenting Party may exercise such option by notifying the Operator that it wishes to participate in such Completion and by paying its share of the cost of drilling such well to its actual depth, calculated in the manner provided in Article 7.8(B)(1). If any such Non-Consenting Party does not properly elect to participate in the first Completion proposed for such well, the relinquishment provisions of Article 7.4(B) shall continue to apply to such Non-Consenting Party's interest.

7.7     Stand  By  Costs

     (A) When an operation has been performed, all tests have been conducted and the results of such tests furnished to the Parties, stand by costs incurred pending response to any Party's notice proposing an Exclusive Operation for Deepening, Testing, Sidetracking, Completing, Plugging Back, Recompleting, Reworking or other further operation in such well (including the period required under Article 7.6 to resolve competing proposals) shall be charged and borne as part of the operation just completed. Stand by costs incurred subsequent to all Parties responding, or expiration of the response time permitted, whichever first occurs, shall be charged to and borne by the Parties proposing the Exclusive Operation in proportion to their Participating Interests, regardless of whether such Exclusive Operation is actually conducted.

     (B) If a further operation is proposed while the drilling rig to be utilized is on location, any Party may request and receive up to five (5) additional Days after expiration of the applicable response period specified in Article 7.2(B) within which to respond by notifying Operator that such Party agrees to bear all stand by costs and other costs incurred during such extended response period. Operator may require such Party to pay the estimated stand by time in advance as a condition to extending the response period. If more than one Party requests such additional time to respond to the notice, stand by costs shall be allocated between such Parties an a Day-to-Day basis in proportion to their Participating Interests.

Check  if  desired.

[ ]     OPTIONAL  PROVISION

7.8     Special  Considerations  Regarding  Deepening  and  Sidetracking
1.1

     (A) An Exclusive Well shall not be Deepened or Sidetracked without first affording the Non-Consenting Parties in accordance with this Article the opportunity to participate in such operation.

     (B) In the event any Consenting Party desires to Deepen or Sidetrack an Exclusive Well, such Party shall initiate the procedure contemplated by
     Article 7.2. If a Deepening or Sidetracking operation is approved pursuant to such provisions, and if any Non-Consenting Party to the Exclusive Well elects to participate in such Deepening or Sidetracking operation, the payment, if any, pursuant to Article 7.5 of such Non-Consenting Party shall be calculated based on the following liabilities and expenses:

          (1) If the proposal is to Deepen or Sidetrack and is made prior to the Completion of such well as a Commercial Discovery, then payment shall be based on such Non-Consenting Party's Participating Interest share of the liabilities and expenses incurred in connection with drilling the Exclusive Well from the surface to the depth previously drilled which such Non-Consenting Party would have paid had such Non-Consenting Party agreed to participate in such Exclusive Well, plus the Non-Consenting Party's Participating Interest share of the liabilities and expenses of Deepening or Sidetracking and of participating in any further operations on such Exclusive Well in accordance with the other provisions of this Agreement; provided, however, all liabilities and expenses for Testing and Completing or attempting Completion of the well incurred by Consenting Parties prior to the commencement of actual operations to Deepen or Sidetrack beyond the depth previously drilled shall be for the sole account of Consenting Parties in the proportion their Participating Interest bears to the aggregate of their Participating Interests.

          (2) If the proposal is to Deepen or Sidetrack and is made for an Exclusive Well that has been previously Completed as a Commercial Discovery, but is no longer producing, then payment shall be based on the Non-Consenting Party's Participating Interest share of all costs of drilling and Completing said well from the surface to the depth previously drilled, calculated in the manner provided in Article 7.8(B)(1), less those costs recouped by the Consenting Parties from the sale of production from such Exclusive Well, plus the Non-Consenting Party's Participating Interest share of all costs of re-entering said well, plus the Non-Consenting Party's proportionate part (based on the percentage of the Exclusive Well such Non-Consenting Party would have owned had it previously participated in such Exclusive Well) of the costs of salvable materials and equipment remaining in the hole and salvable surface equipment used in connection with such well shall be determined in accordance with the Accounting Procedure. If at the time such Deepening or Sidetracking operation is conducted the Consenting Parties have recouped from the Exclusive Well the amount calculated pursuant to Article 7.5, then a Non-Consenting Party may participate in the Deepening or Sidetracking of the Exclusive Well with no payment for liabilities and expenses incurred prior to re-entering the well for Deepening or Sidetracking.

7.9     Miscellaneous

     (A) Each Exclusive Operation shall be carried out by the Consenting Parties acting as the Operating Committee, subject to the provisions of this Agreement applied mutatis mutandis to such Exclusive Operation and subject
                       ----------------
     to the terms and conditions of the Contract.

     (B) The computation of liabilities and expenses incurred in Exclusive Operations, including the liabilities and expenses of Operator for conducting such operations, shall be made in accordance with the principles set out in the Accounting Procedure.

     (C) Operator shall maintain separate books, financial records and accounts for Exclusive Operations which shall be subject to the same rights of audit and examination as the Joint Account and related records, all as provided in the Accounting Procedure. Said rights of audit and examination shall extend to each of the Consenting Parties and each of the Non-Consenting Parties so long as the latter are, or may be, entitled to elect to participate in such operations.

     (D) Operator, if it is not a Consenting Party and it is conducting an Exclusive Operation for the Consenting Parties, shall be entitled to request cash advances and shall not be required to use its own funds to pay any cost and expense and shall not be obliged to commence or continue Exclusive Operations until cash advances requested have been made, and the Accounting Procedure shall apply to Operator in respect of any Exclusive Operations conducted by it.

     (E) Should the submission of a Development Plan be approved in accordance with Article 5.9, or should any Party propose a development in accordance with Article VII, with either proposal not calling for the conduct of additional appraisal drilling, and should any Party wish to drill an additional Appraisal Well prior to development, then the Party proposing the Appraisal Well as an Exclusive Operation shall be entitled to proceed first, but without the right to future reimbursement of costs or to any Premium, pursuant to Article 7.5. If, as the result of drilling such Appraisal Well as an Exclusive Operation, the Party proposing to apply for an Exploitation Area decides to not develop the reservoir, then each Non-Consenting Party who voted in favor of such Development Plan prior to the drilling of such Appraisal Well shall pay to the Consenting Party the amount such Non-Consenting Party would have paid had such Appraisal Well been drilled as a Joint Operation.

     (F)  In the  case  of  any  Exclusive  Operation  for  Deepening,  Testing,
     Completing, Sidetracking, Plugging Back, Recompleting or Rework, the Consenting Parties shall be permitted to use, free of cost, all casing, tubing and other equipment in the well, that is not needed for Joint Operations, but the ownership of all such equipment shall remain unchanged. On abandonment of a well after such Exclusive Operation, the Consenting Parties shall account for all such equipment to the Parties who shall receive their respective Participating Interest shares, in value, less cost of salvage.

     (G) If the Operator is a Non-Consenting Party to an Exclusive Operation to develop a Discovery, then subject to obtaining any necessary Government approval the Operator may resign, but in any event shall resign on the request of the Consenting Parties, as Operator for the Exploitation Area for such Discovery and the Consenting Parties shall select a Party to serve as Operator.

                                    ARTICLE 8
                                     DEFAULT

8.1     Default  and  Notice

Any Party that fails to pay when due its Participating Interest share of Joint Account expenses including cash advances and interest, accrued pursuant to this Agreement (a "Defaulting Party") shall be in default under this Agreement.
Operator, or any other Party in the case of the default of Operator, shall promptly give written notice of such default to such Party and each of the non-defaulting Parties. The amount not paid by the Defaulting Party shall bear interest from the date due until paid in full. Interest will be calculated using the Agreed Interest Rate.

8.2     Operating  Committee  Meetings  and  Data

After any default has continued for five (5) Business Days from the date of written notice of default under Article 8.1, and for as long thereafter as the Defaulting Party remains in default on any payment due under this Agreement, the Defaulting Party shall not be entitled to attend Operating Committee meetings or to vote on any matter coming before the Operating Committee during the period such default continues. Unless agreed otherwise by the non-defaulting Parties, the voting interest of each non-defaulting Party shall be in the proportion which its Participating Interest bears to the total of the Participating Interests of all the non-defaulting Parties. Any matters requiring unanimous vote of the Parties shall be deemed to exclude the Defaulting Party. After the said five (5) Business Days and while the Defaulting Party remains in default as aforesaid, the Defaulting Party shall not have access to any data or information relating to Joint Operations, and non-defaulting Parties shall be entitled to trade data without such Defaulting Party's consent and the Defaulting Party shall have no right to any data received on such trade unless and until its default is remedied in full. Notwithstanding the foregoing, the Defaulting Party shall be deemed to have approved, and shall join with the non-defaulting Parties in taking any action to maintain and preserve the Contract.

8.3     Allocation  of  Defaulted  Accounts

     (A) Operator shall, either at the time of giving notice of default as provided in Article 8.1, or by separate notice, notify each non-defaulting Party the sum of money it is to pay as its portion (such portion being in the ratio that each non-defaulting Party's Participating Interest bears to the Participating Interests of all non-defaulting Parties) of such amount in default. Each non-defaulting Party shall, if such default continues, pay Operator, within five (5) Business Days after receipt of such notice, its share of the amount which the Defaulting Party failed to pay. If any non-defaulting Party fails to pay its share of the amount in default as aforesaid, such non-defaulting Party shall thereupon be in default and shall be a Defaulting Party subject to the provisions of this Article. The non-defaulting Parties which pay the amount owed by any Defaulting Party shall be entitled to receive their respective share of the principal and interest payable by such Defaulting Party pursuant to Article 8.1.

     (B) The total of all amounts paid by the non-defaulting Parties for the Defaulting Party, together with interest accrued on such amounts shall constitute a debt due and owing by the Defaulting Party to the non-defaulting Parties in proportion to such amounts paid. In addition the non-defaulting Parties may in the manner contemplated by this Article, satisfy such debt (together with interest) and may accrue an amount equal to the Defaulting Party's Participating Interest share of the estimated cost to abandon any Joint Property.

     (C) A Defaulting Party may remedy its default by paying to Operator the total amount due, together with interest calculated as provided in Article 8.1, at any time prior to transfer of its interest pursuant to Article 8.4, and upon receipt of such payment Operator shall remit to each non-defaulting Party its proportionate share of such amount.

     (D) The rights granted to each non-defaulting Party pursuant to this Article, shall be in addition to, and not in substitution for any other rights or remedies which each non-defaulting Party may have at law or equity or pursuant to the other provisions of this Agreement.

8.4     Transfer  of  Interest

     (A) For thirty (30) Days after each failure by the Defaulting Party to remedy its default by the thirtieth (30th) Day following notice of default without prejudice to any other rights of the non-defaulting Parties to recover the amounts paid for the Defaulting Party, together with interest accrued on such amount, each non-defaulting Party shall have the option to give notice to the Defaulting Party requiring the Defaulting Party to transfer its interest to the non-defaulting Parties. To that end if any of the non-defaulting Parties so elect, the Defaulting Party shall be deemed to have transferred and to have empowered the electing non-defaulting Parties to execute on said Defaulting Party's behalf any documents required to effect a transfer, of all of its right, title and beneficial interest in and under this Agreement and the Contract, and in all wells and Joint Property to the electing non-defaulting Parties. If requested, each Party shall execute a Power of Attorney in the form prescribed by the Operating Committee. The Defaulting Party shall, without delay following any request from the non-defaulting Parties, do any and all acts required to be done by applicable law or regulation in order to render such transfer legally valid, including, without limitation, the obtaining of all governmental consents and approvals, and shall execute any and all documents and take such other actions as may be necessary in order to effect prompt and valid transfer of the interests described above, free of all liens and encumbrances. In the event all Government approvals are not timely obtained, the Defaulting Party shall hold its Participating Interests in trust for such non-defaulting Parties who elected to assume such Defaulting Party's Participating Interest.

     (B) In the absence of an agreement among the non-defaulting Parties to the contrary, any such transfer to the non-defaulting Parties shall be in the proportion that the non-defaulting Parties have paid the amounts due from the Defaulting Party.

     (C) Subject to Article 12.1(C), on the effective date of such transfer the Defaulting Party shall forthwith cease to be a Party to this Agreement to the extent of the Participating Interest so transferred. The acceptance or non-acceptance by a non-defaulting Party of any portion of a Defaulting Party's Participating Interest shall be without prejudice to any rights or remedies such non-defaulting Parties have to recover the outstanding debts (including interest) owed by the Defaulting Party.

8.5     Continuation  of  Interest

If within thirty (30) Days after each failure by the Defaulting Party to remedy its default by the thirtieth (30th) Day following notice of default the non-defaulting Parties elect to not acquire the Defaulting Party's Participating Interest as provided in Article 8.4 and to continue to bear the Defaulting Party's Participating Interest share of liabilities and expenses, then the non-defaulting Parties shall accumulate all such liabilities and expenses as a debt pursuant to Article VIII, but the Defaulting Party shall continue to be a Party subject to Article 8.2 and Article 8.7. If Operator disposes of any Joint Property or any other credit or adjustment is made to the Joint Account, or if Operator sells any of the Defaulting Party's Participating Interest share of Hydrocarbons, then, in respect of the Defaulting Party's Participating Interest share of the proceeds of such disposal, credit or adjustment or sale, Operator shall be entitled to retain and to set off the same against all amounts, together with interest accrued on such amount, due and owing from the Defaulting Party plus an accrued amount equal to the Defaulting Party's Participating Interest share of the estimated cost to abandon any Joint Property. Any surplus remaining after setting off the same as aforesaid shall be paid promptly to the Defaulting Party.

8.6     Abandonment

If, within thirty (30) Days after the failure by the Defaulting Party to remedy its default by the thirtieth (30th) Day as aforesaid, no non-defaulting Party elects to acquire the Defaulting Party's Participating Interest as provided in
Article 8.4, or to bear the Defaulting Party's Participating Interest share of liabilities and expenses as provided in Article 8.5, then no transfer shall be made and Joint Operations shall be abandoned subject to any necessary consents and notices being given, and each Party, including the Defaulting Party shall pay its Participating Interest share of all costs of abandoning and relinquishing the Contract. If abandonment occurs as aforesaid, all monies paid by the non-defaulting Parties for the Defaulting Party pursuant to Article 8.3, together with interest accrued on such amount, shall remain a debt due and owing by the Defaulting Party.

8.7     Sale  of  Hydrocarbons

If a Party defaults after the commencement of commercial production and has not remedied the default by the thirtieth (30th) Day as aforesaid, then, during the continuance of such default, the Defaulting Party shall not be entitled to its Participating Interest share of Hydrocarbons which shall vest in and be the property of the non-defaulting Parties, and Operator shall be authorized to sell such Hydrocarbons at the best price obtainable under the circumstances and, after deducting all costs, charges and expenses incurred by Operator in connection with such sale, pay the proceeds proportionately to the non-defaulting Parties which proceeds shall be credited against all monies advanced pursuant to Article 8.3, together with interest accrued thereon. Any surplus remaining shall be paid to the Defaulting Party, and any deficiency shall remain a debt due from the Defaulting Party to the non-defaulting Parties. Notwithstanding any such sales by Operator the provisions of Article 8.4 shall continue to apply.

8.8     No  Right  of  Set  Off

Each Party acknowledges and accepts that a fundamental principle of this Agreement is that each Party pays its Participating Interest share of all amounts due under this Agreement as and when required. Accordingly, any Party which becomes a Defaulting Party undertakes that, in respect of either any exercise by the non-defaulting Parties of any rights under or the application of any of the provisions of this Article, such Party shall not raise by way of set off or invoke as a defense, whether in law or equity, any failure to pay amounts due and owing under this Agreement or any alleged or unliquidated claim that such Party may have against Operator or any Non-Operator, whether such claim arises under this Agreement or otherwise. Such Party further undertakes not to raise by way of defense, whether in law or in equity, that the nature or the amount of the remedies granted to the non-defaulting Parties is unreasonable or excessive.

                                   ARTICLE IX
                            DISPOSITION OF PRODUCTION

9.1     Right  and  Obligation  to  Take  In  Kind

Except as otherwise provided in this Article, each Party shall have the right and obligation to own, take in kind and separately dispose of its Participating Interest share of total production available to the Parties pursuant to the Contract from any Exploitation Area in such quantities and in accordance with such procedures as may be set forth in the offtake agreement referred to in
Article  9.2  or  in  the  special  arrangements  for natural gas referred to in
Article 9.3. If Government Oil Company is party to the offtake agreement, then the Parties shall endeavour to obtain its agreement to the principles set forth in this Article.

9.2     Offtake  Agreement  for  Crude  Oil

If crude oil is to be produced from an Exploitation Area, the Parties shall in good faith, and not less than three (3) months prior to first delivery of crude oil, negotiate and conclude the terms of an agreement to cover the offtake of crude oil produced under the Contract. The Government Oil Company may, if necessary ana practicable, also be party to the offtake agreement. This offtake agreement shall, to the extent consistent with the Contract, make provision for:

     (A) The delivery point, at which title and risk of loss of Participating Interest shares of crude oil shall pass to the Parties interested (or as the Parties may otherwise agree);

     (B) Operator's regular periodic advice to the Parties of estimates of total available production for succeeding periods, Participating Interest shares and grades of crude oil, for as far ahead as is necessary for Operator and the Parties to plan offtake arrangements. Such advice shall also cover for each grade of crude oil total available production and deliveries for the preceding period, inventory and overlifts and underlifts;

     (C) Nomination by the Parties to Operator of acceptance of their Participating Interest share of total available production for the succeeding period. Such nominations shall in any one period be for each Party's entire Participating Interest share arising during that period subject to operational tolerances and agreed minimum economic cargo sizes or as the Parties may otherwise agree;

     (D) Elimination of overlifts and underlifts;

     (E) If offshore loading or a shore terminal for vessel loading is involved, risks regarding acceptability of tankers, demurrage and (if applicable) availability of berths;

     (F) Distribution to the Parties of Entitlements to ensure, to the extent Parties take delivery of their Entitlements in proportion to the accrual of such Entitlements, that each Party shall receive currently Entitlements of grades, gravities and qualities of Hydrocarbons similar to Hydrocarbons received by each other Party;

     (G) To the extent that distribution of Entitlements on such basis is impracticable due to availability of facilities and minimum cargo sizes, a method of making periodic adjustments; and

     (H) The option and the right of the other Parties to sell an Entitlement which a Party fails to nominate for acceptance pursuant to (C) above or of which a Party fails to take delivery, in accordance with applicable agreed procedures, provided that such failure either constitutes a breach of Operator's or Parties' obligations under the terms of the Contract, or is likely to result in the curtailment or shut-in of production. Such sales shall be made only to the limited extent necessary to avoid disruption in Joint Operations. Operator shall give all Parties as much notice as is practicable of such situation and that a sale option has arisen. Any sale shall be of the unnominated or undelivered Entitlement as the case may be and for reasonable periods of time as are consistent with the minimum needs of the industry and in no event to exceed twelve (12) months. The right of sale shall be revocable at will subject to any prior contractual commitments. Sales to non-affiliated third parties shall be for the realized price f.o.b. the delivery point. Sales to any of the Parties or their Affiliates shall be at current market value f.o.b. the delivery point. The Party arranging the sale shall pay to the Party whose Entitlement is involved the above price after deduction of all costs, including storage costs, incurred in respect of such sale and a marketing fee of an agreed percentage of the applicable price less deductions, reflecting actual costs of disposal at immediate notice. Current market value shall be the value of the Entitlement in international markets (unless the Entitlement was required to be delivered into the Government's domestic market, in which case it shall be the value therein) between a willing buyer and a willing seller and shall be agreed between the two Parties concerned, or failing agreement, determined by an expert to be appointed in accordance with procedures set forth in the offtake agreement.

9.3     Separate  Agreement  for  Natural  Gas

The Parties recognize that if natural gas is discovered it may be necessary for the Parties to enter into special arrangements for the disposal of the natural gas, which are consistent with the Development Plan and subject to the terms of the Contract.

                                    ARTICLE X
                              ABANDONMENT OF WELLS

10.1     Abandonment  of  Wells  Drilled  as  Joint  Operations

     (A) Any well which has been drilled as a Joint Operation and which is proposed to be plugged and abandoned shall not be plugged and abandoned without the consent of all Parties.

     (B) Should any such Party  fail to reply  within the period  prescribed  in
     Article 5.12(A)(1) or Article 5.12(A)(2), whichever is applicable, after delivery of notice of the Operator's proposal to plug and abandon such well, such Party shall be deemed to have consented to the proposed abandonment. If all the Parties consent to abandonment, such well shall be plugged and abandoned in accordance with applicable regulations and at the cost, risk and expense of the Parties who participated in the cost of drilling such well.

     (C) If all Parties do not agree to the abandonment of such well, those wishing to continue operations shall assume financial responsibility over the well and shall be deemed to be Consenting Parties conducting an Exclusive Operation pursuant to Article VII. In the case of a producing well, the Consenting Parties shall be entitled to continue producing only from the Zone open to production at the time they assumed responsibility for the well.

     (D) Consenting Parties taking over a well as provided above shall tender to each of the Non-Consenting Parties such Non-Consenting Parties' Participating Interest share of the value of the well's salvable material and equipment, determined in accordance with the Accounting Procedure, less the estimated cost of salvaging and the estimated cost of plugging and abandoning as of the date the Consenting Party assumed responsibility for the well; provided, however, that in the event the estimated plugging and abandoning and the estimated cost of salvaging are higher than the value of the well's salvable material and equipment, each of the abandoning Parties shall continue to be liable pursuant to Article 7.3(B) for their respective Participating Interest shares of the estimated excess cost.

     (E) Each Non-Consenting Party shall be deemed to have relinquished to the Consenting Parties in proportion to their Participating Interests all of its interest in the wellbore of a produced well and related equipment in accordance with Article 7.4(B), insofar and only insofar as such interest covers the right to obtain production from that wellbore in the Zone then open to production.

     (F) Subject to Article 7.9(G), Operator shall continue to operate a produced well for the account of the Consenting Parties at the rates and charges contemplated by this Agreement, plus any additional cost and charges which may arise as the result of the separate allocation of interest in such well.

10.2     Abandonment  of  Exclusive  Operations

This  Article  shall  apply  mutatis mutandis to the abandonment of an Exclusive
                             ----------------
Well or any well in which an Exclusive Operation has been conducted; provided that no well shall be permanently plugged and abandoned unless and until all Parties having the right to conduct further operations in such well have been notified of the proposed abandonment and afforded the opportunity to elect to take over the well in accordance with the provisions of this Article X.

                                   ARTICLE XI
                       SURRENDER, EXTENSIONS AND RENEWALS

11.1     Surrender

     (A) If the Contract requires the Parties to surrender any portion of the Contract Area, Operator shall advise the Operating Committee of such requirement at least one hundred and twenty (120) Days in advance of the earlier of the date for filing irrevocable notice of such surrender or the date of such surrender. Prior to the end of such period, the Operating Committee shall determine pursuant to Article V, the size and shape of the surrendered area, consistent with the requirements of the Contract. If a sufficient vote of the Operating Committee cannot be attained, then the proposal supported by a simple majority of the Participating Interests shall be adopted. If no proposal attains the support of a simple majority of the Participating Interests, then the proposal receiving the largest aggregate Participating Interest vote shall be adopted. In the event of a tie, the Operator shall choose among the proposals receiving the largest aggregate Participating Interest vote. The Parties shall execute any and all documents and take such other actions as may be necessary to effect the surrender. Each Party renounces all claims and causes of action against Operator and any other Parties on account of any area surrendered in accordance with the foregoing but against its recommendation if Hydrocarbons are subsequently discovered under the surrendered area.

     (B) A surrender of all or any part of the Contract Area which is not required by the Contract shall require the unanimous consent of the Parties.

11.2     Extension  of  the  Term

     (A) A proposal by any Party to extend the term of the Exploration or Exploitation Period or any phase of the Contract, a proposal to enter into a new phase of the Exploration Period, and a proposal to extend the term of the Contract shall be brought before the Operating Committee pursuant to
     Article V.

     (B) Any Party shall have the right to extend the term of the Exploration or Exploitation Period or any phase of the Contract to enter into a new phase of the Exploration Period or extend the term of the Contract. Any Party not wishing to extend, shall have a right to withdraw, subject to the requirements of Article XIII.

                                   ARTICLE XII
                         TRANSFER OF INTEREST OR RIGHTS

12.1     Obligation

     (A) Subject always to the requirements of the Contract, the transfer of all or part of a Party's Participating Interest shall be effective only if it satisfies the terms and conditions of this Article.

     (B) Except in the case of a Party transferring all of its Participating Interest, no transfer shall be made by any Party which results in the transferor or the transferee holding a Participating Interest of less than ______________ percent (5%) or holding any interest other than a
     Participating Interest in the Contract, the Contract Area and this Agreement.

     (C) The transferring Party shall, notwithstanding the transfer, be liable to the other Parties for any obligations, financial or otherwise, which have vested, matured or accrued under the provision of the Contract or this Agreement prior to such transfer. Such obligations shall include, without limitation, any proposed expenditure approved by the Operating Committee, prior to the transferring Party notifying the other Parties of its proposed transfer.

     (D) The transferee shall have no rights in and under the Contract, the Contract Area or this Agreement unless and until it obtains the necessary Government's approval and expressly undertakes in writing to perform the obligations of the transferor under the Contract and this Agreement in respect of the Participating Interest being transferred, to the satisfaction of the Parties and furnishes any guarantees required by the Government or the Contract.

     (E) The transferee shall have no rights in and under the Contract, the Contract Area or this Agreement unless each Party has consented in writing to such transfer, which consent shall be denied only if such transferee fails to establish to the reasonable satisfaction of each Party its financial or technical capability to perform its obligations under the Contract and this Agreement.

     (F) Nothing contained in this Article shall prevent a Party from mortgaging, pledging, charging or otherwise encumbering all or part of its interest in the Contract Area and in and under this Agreement for the purpose of security relating to finance provided that:

          (1) such Party shall remain liable for all obligations relating to such interest;

          (2) the encumbrance shall be subject to any necessary approval of the Government and be expressly subordinated to the rights of the other Parties under this Agreement; and

          (3) such Party shall ensure that any such mortgage, pledge, charge or encumbrance shall be expressed to be without prejudice to the provisions of this Agreement.

Check  one  Optional  Alternative  if  desired.

[X]     OPTIONAL  ALTERNATIVE  NO.  1  -  Preferential  Rights

     (G) Any transfer of all or a portion of Participating Interest whether directly or indirectly by assignment, merger, consolidation, or sale of stock, or other conveyance, other than with or to an Affiliate, shall be subject to the following procedure:

          (1) Once the transferor Party and a proposed transferee (a third party or a Party) have fully negotiated the final terms and conditions of a transfer, such final terms and conditions shall be disclosed in detail to all Parties in a written notification from the transferor. Each Party shall have the right to acquire the Participating Interest from the transferor on the same terms and conditions agreed to by the proposed transferee if, within thirty (30) Days of transferor's written notification, such Party delivers to all other Parties a counter-notification that it accepts the agreed upon terms and conditions of the transfer without reservations or conditions. If no Party delivers such counter-notification, the transfer to the proposed transferee may be made, subject to the other provisions of this
          Article 12, under terms and conditions no more favorable to the transferee than those set forth in the notice to the Parties, provided that the transfer shall be concluded within one hundred eighty (180) Days from the date of the notice plus such reasonable additional period as may be required to secure governmental approvals.

          (2) If more than one Party counter-notifies that it intends to acquire the Participating Interest which is the subject of the proposed transfer, then each such Party shall acquire a proportion of the Participating Interest to be transferred equal to the ratio of its own Participating Interest to the total Participating Interests of all the counter-notifying Parties, unless they otherwise agree; and

          (3) In the event that a Party's proposed transfer of part or all of its Participating Interest involves consideration other than cash or involves other properties included in a wider transaction (package deal) then the consideration payable for the Participating Interest exclusively shall be allocated a reasonable and justifiable cash value by the transferor in any notification to the other Parties. Such other Parties may satisfy the requirements of this Article by agreeing to pay such cash value in lieu of the consideration payable in the third-party offer.

[ ]     OPTIONAL  ALTERNATIVE  NO.  2  -  Right  of  First  Negotiation

     (G) Any transfer of all or a portion of a Party's Participating interest whether directly or indirectly by assignment, merger, consolidation, sale of stock, or other conveyance, other than with or to an Affiliate shall be subject to the following procedure:

          (1) In the event that a Party wishes to transfer any part or all of its Participating Interest, it shall send all other Parties written notification of its intention and invite them to submit offers therefor. The other Parties shall have thirty (30) Days from the date of such notification to deliver a counter-notification with a binding offer in accordance with Article 12.1(G)(3). If the prospective transferor Party accepts the offer, the prospective transferor and the offering Party shall have the next sixty (60) Days in which to negotiate in good faith and execute the terms and conditions of a mutually acceptable transfer agreement. If the prospective transferor does not find any Party's offer acceptable, or if sixty (60) Days elapse and it is evident to the prospective transferor that a fully negotiated agreement with an offering Party is not imminent, the prospective transferor shall be entitled for a period of one hundred eighty (180) Days, plus such reasonable additional period as may be necessary to secure governmental approvals, to transfer its Participating Interest to a third party subject to the obligations set forth in this Article, so long as terms and conditions of the transfer to a third party are more favorable to the prospective transferor than the best terms and conditions offered by any Party;

          (2) If more than one Party counter-notifies the prospective transferor that it intends to acquire the Participating Interest which is the subject of the proposed transfer, then each such Party shall acquire a proportion of the Participating Interest to be transferred equal to the ratio of its own Participating Interest to the total Participating Interests of all the counter-notifying Parties, unless they otherwise agree;

          (3) All Parties giving such counter-notice shall meet to formulate a joint offer. Each such Party shall make known to the other Parties the highest price or value in which it is willing to offer to the prospective transferor. The proposal with the highest price or value shall be offered to the prospective transferor as the joint proposal of the Parties still willing to participate in such offer under the provisions of (1) and (2) above;

          (4) In the event that a Party's proposed transfer of part or all of its Participating Interest involves consideration other than cash or involves other properties included in a wider transaction (package deal), then the consideration payable for the Participating Interest exclusively shall be allocated a reasonable and justifiable cash value by the prospective transferor in any notification to the other Parties. Such other Parties may satisfy the requirements of this Article by agreeing to pay such cash value in lieu of the consideration payable in the third-party offer.

12.2     Rights

     (A) Each Party shall have the right, subject to the provisions of Article 12.1, to freely transfer its Participating Interest.

Check  if  desired.

OPTIONAL  PROVISION

[X] (B) If the transfer of all or a portion of a Party's Participating Interest whether directly or indirectly by, assignment, merger, consolidation, sale of stock, or other conveyance is part of a wider transaction (package deal) involving such assets, such transfer shall be subject to Article 12.1(G), only if such prospective transferor's Participating Interest represents _____________ percent (35%) or more of the value of such wider transaction.

                                  ARTICLE XIII
                            WITHDRAWAL FROM AGREEMENT

13.1     Right  of  Withdrawal

     (A) Subject to the provisions of this Article, any Party may withdraw from this Agreement and the Contract by giving notice to all other Parties stating its decision to withdraw and specifying a proposed effective date of withdrawal which shall be at least sixty (60) Days, but not more than one hundred eighty (180) Days after the date of such notice. Such notice shall be unconditional and irrevocable when given.

     (B) Notwithstanding Article 13.1(A) a Party shall not have the right to withdraw from this Agreement and the Contract until the Minimum Work Obligation set forth in the Contract has been fulfilled. However, if the Operating Committee or any Party decides to accept new Minimum Work Obligations by voluntarily extending the current or entering into a new exploration period under the Contract, a Party that voted against such decision shall not be prevented from withdrawing; provided that such Party delivers notice of its withdrawal to all Parties within thirty (30) Days of such vote pursuant to Article 11.2 and fully satisfies its outstanding Minimum Work Obligation, if any.

     (C) Subject to Articles 13.1(A) and (B) and Article 13.5, the effective date of withdrawal for a withdrawing Party shall be the later of:

          (1) The date proposed in the notice of withdrawal; or

          (2) The date that the withdrawing Party has fulfilled its obligations under this Article.

13.2     Partial  or  Complete  Withdrawal

     (A)  Within   thirty  (30)  Days  of  receipt  each   withdrawing   Party's
     notification, each of the other Parties may also give notice that it desires to withdraw from this Agreement and the Contract. Should all Parties give notice of withdrawal, the Parties shall proceed to abandon the Contract Area and terminate the Contract and this Agreement. If less than all of the Parties give such notice of withdrawal, then the withdrawing Parties shall take all steps to withdraw from the Contract and this Agreement on the earliest possible date and execute and deliver all necessary instruments, and documents to assign their Participating Interest to the Parties which are not withdrawing, without any compensation whatsoever, in accordance with the provisions of Article 13.6.

     (B) If any part of the withdrawing Party's Participating Interest remains unclaimed after sixty (60) Days from the date of the first notice of withdrawal, the Parties shall be deemed to have decided to withdraw from the Contract and this Agreement, unless at least one Party agrees to accept the unclaimed Participating Interest.

     (C) Any Party  withdrawing  under Article 11.2 or under this Article shall:
     (1)

Check  one  Alternative.

[ ]     ALTERNATIVE  NO.  1

Withdraw from the entirety of the Contract Area, including all Exploitation Areas and all Discoveries made prior to such withdrawal, and thus abandon to the other Parties not joining in its withdrawal all its rights to Cost Oil and Profit Oil generated by Operations after such withdrawal and all rights in such associated Joint Property.

[ ]     ALTERNATIVE  NO.  2

Withdraw from all exploration activities under the Contract, but not from any Exploitation Area, Commercial Discovery, or Discovery whether appraised or not, made prior to such withdrawal. Such withdrawing Party shall retain its rights in the Joint Property but only insofar as they relate to any Exploitation Area, Commercial Discovery or Discovery whether appraised or not, and shall abandon all other rights in the Joint Property.

13.3     Voting

After giving its notification of withdrawal, a Party shall not be entitled to vote on any matters coming before the Operating Committee, other than matters for which such Party has financial responsibility.

13.4     Obligations  and  Liabilities

     (A) A withdrawing Party, prior to its withdrawal, shall satisfy all obligations and liabilities it has incurred or attributable to it prior to its withdrawal, including, without limitation, any expenditures budgeted and/or approved by the Operating Committee prior to its written notification of withdrawal (development projects included), and any liability for acts, occurrences or circumstances taking place or existing prior to its withdrawal. Furthermore, any liens, charges and other encumbrances which the withdrawing Party placed on such Party's Participating Interest prior to its withdrawal shall be fully satisfied or released, at the withdrawing Party's expense, prior to its withdrawal. A Party's withdrawal shall not relieve it from liability to the non-withdrawing Parties with respect to any obligations or liabilities attributable to the withdrawing Party which are not identified or identifiable at the time of withdrawal.

     (B) Notwithstanding the foregoing, a Party shall not be liable for any operations or expenditures it voted against if it sends notification of its withdrawal within five (5) Days (or within twenty-four (24) hours if the drilling rig to be used in such operation is standing by on the Contract
     Area)  of  the  Operating   Committee  vote  approving  such  operation  or
     expenditure, nor shall such Party be liable for any operations or expenditures approved by the Operating Committee, excluding those approved pursuant to Article 13.5, after notice has been given pursuant to Article 13.1.

13.5     Emergency

A Party's notification of withdrawal shall not become effective if prior to the proposed date of withdrawal a well goes out of control or a fire, blowout, sabotage or other emergency occurs. The notification of withdrawal shall become effective only after the emergency has been contained and the withdrawing Party has paid, or has provided, security satisfactory to the Parties for its Participating Interest share of the costs of such emergency.

13.6     Assignment

A withdrawing Party shall assign its Participating Interest to each of the non-withdrawing Parties which shall be allocated to them in the proportion which each of their Participating Interests (prior to the withdrawal) bears to the total Participating Interests of all the non-withdrawing Parties (prior to the withdrawal), unless the non-withdrawing Parties agree otherwise. The expenses associated with the withdrawal and assignments shall be borne by the withdrawing Party.

13.7     Approvals

A withdrawing Party shall promptly join in such actions as may be necessary or desirable to obtain any Government approvals required in connection with the withdrawal and assignments, and any penalties or expenses incurred by the Parties in connection with such withdrawal shall be borne by the withdrawing Party.

Check  one  Alternative.

13.8     Abandonment  Security

[X]     ALTERNATIVE  NO.  1  -  Short  Form  Abandonment  Security

     (A) A withdrawing Party shall provide Security satisfactory to the other Parties to satisfy any such obligations or liabilities which were approved or accrued prior to notice of withdrawal, but which become due after its withdrawal, including, without limitation, Security to cover the costs of an abandonment, if applicable.

[ ]     ALTERNATIVE  NO.  2  -  Long  Form  Abandonment  Security

If under the terms of the Contract or applicable law, the Parties are or become obliged to pay or contribute to the cost of abandonment, then the following provisions shall apply:

     (A) During preparation of a Development Plan, the Parties shall negotiate and agree a security agreement, which shall be completed and executed by all Parties participating in such Development Plan prior to application for an Exploitation Area. The security agreement shall incorporate the following principles:

          (1) Security shall be provided by each such Party for each Calendar Year commencing with the Calendar Year in which the Discounted Net Value equals one hundred twenty-five percent (125%) of the Discounted Net Cost.

          (2) The amount of Security required to be provided by each such Party in any Calendar Year (including security previously provided which will still be current throughout such Calendar Year) shall be equal to the amount by which one hundred twenty-five percent (125%) of the Discounted Net Cost exceeds the Discounted Net Value.

"Discounted Net Cost" means that portion of each Party's anticipated before tax cost of abandoning a development in accordance with applicable law which remains after deduction of salvage value. Such portion should be calculated at the anticipated time of abandonment and discounted at the Discount Rate to December 31, of the Calendar Year in question.

ADiscounted Net Value" means the value of each Party's estimated Entitlement which remains after payment of estimated liabilities and expenses required to win, save and transport such production to the delivery point and after deduction of estimated applicable taxes, royalties, imposts and levies on such production. Such Entitlement shall be calculated using estimated market prices and including taxes on income, discounted at the Discount Rate to December 31, of the Calendar Year in question. No account shall be taken of tax allowances expected to be available in respect of the costs of abandonment.

"Discount Rate" means the rate per annum equal to the one (1) month term, LIBOR rate for U.S. Dollar deposits as published by The Wall Street Journal or if not
                                               -----------------------
published  then  by  the  Financial  Times  of Londoneffective as of thirty (30)
                          ---------------------------
Business  Days  prior  to  the  start  of  a  Calendar  Year.

     (B) Failure to provide Security shall constitute default under this Agreement.

     (C) "Security" means a standby letter of credit issued by a bank or an on demand bond issued by a corporation, such bank or corporation having a credit rating indicating it has sufficient worth to pay its obligations in all reasonably foreseeable circumstances, or, failing the provision of either of those, cash contributed to a secure fund administered by independent trustees and invested in ____________________________.

13.9     Withdrawal  or  Abandonment  by  all  Parties

In the event all Parties decide to withdraw or are required to do so pursuant to this Article, the Parties agree that they shall be bound by the terms and conditions of this Agreement for so long as may be necessary to wind up the affairs of the Parties with the Government, to satisfy any requirements of applicable law or to facilitate the sale, disposition or abandonment of property or interests held by the Joint Account.

                                   ARTICLE XIV
                         RELATIONSHIP OF PARTIES AND TAX

14.1     Relationship  of  Parties

The rights, duties, obligations and liabilities of the Parties under this Agreement shall be individual, not joint or collective. It is not the intention of the Parties to create, nor shall this Agreement be deemed or construed to create mining or other partnership, joint venture, association or trust, or as authorizing any Party to act as an agent, servant or employee for any other Party for any purpose whatsoever except as explicitly set forth in this Agreement. In their relations with each other under this Agreement, the Parties shall not be considered fiduciaries except as expressly provided in this Agreement.

14.2     Tax

Each Party shall be responsible for reporting and discharging its own tax measured by the income of the Party and the satisfaction of such Party's share of all contract obligations under the Contract and under this Agreement. Each Party shall protect, defend and indemnify each other Party from any and all loss, cost or liability arising from a failure or refusal to report and discharge such taxes or satisfy such obligations.

Check  if  desired.

[ ]     OPTIONAL  PROVISION

14.3     United  States  Tax  Election

     (A) If, for United States federal income tax purposes, this Agreement and the operations under this Agreement are regarded as a partnership (and if the Parties have not agreed to form a tax partnership) each "U.S. Party" (as defined below) elects to be excluded from the application of all of the provisions of Subchapter "K", Chapter 1, Subtitle "A" of the United States Internal Revenue Code of 1986 (the "Code") as permitted and authorized by
     Section 761 of the Code and the regulations promulgated under the Code. ________________, to the extent required by Section 6231(a)(7) of the Code, is designated as the tax matters party, and is authorized and directed to execute for each U.S. Party such evidence of this election as may be required by the Internal Revenue Service, including specifically, but not by way of limitation, all of the returns, statements, and the data required by United States Treasury Regulations Section 1.761 and 1.6031-1) d) (2). Should there be any requirement that any U.S. Party give further evidence of this election, each U.S. Party shall execute such documents and furnish such other evidence as may be required by the Internal Revenue Service or as may be necessary to evidence this election.

     (B) No such U.S. Party shall give any notice or take any other action inconsistent with the election made above. If any future income tax laws of the United States contain provisions similar to those in Subchapter "K", Chapter 1, Subtitle "A" of the United States Internal Revenue Code of 1986, under which an election similar to that provided by Section 761 of the Code is permitted, each U.S. Party shall make such election as may be permitted or required by such laws. In making the foregoing election, each U.S. Party states that the income derived by it from operations under this Agreement can be adequately determined without the computation of partnership taxable income.

     (C) For the purposes of this Article, "U.S. Party" shall mean any Party which is subject to the income tax law of the United States of America in respect of operations under this Agreement.

     (D) No activity shall be conducted under this Agreement that would cause any non U.S. Party to be deemed to be engaged in a trade or business within the United States of America under applicable tax laws and regulations.

     (E) A Party which is not a U.S. Party shall not be required to do any act or execute any instrument which might subject them to the taxation jurisdiction of the United States of America.

                                   ARTICLE XV
                CONFIDENTIAL INFORMATION - PROPRIETARY TECHNOLOGY

15.1     Confidential  Information

     (A) Subject to the provisions of the Contract, the Parties agree that all information and data acquired or obtained by any Party in respect of Joint Operations shall be considered confidential and shall be kept confidential and not be disclosed during the term of the Contract and for a period of _______________ (2) years after expiration of the Contract to any person or entity not a Party to this Agreement, except:

          (1) To an Affiliate, provided such Affiliate maintains confidentiality as provided in this Article;

          (2) To a governmental agency or other entity when required by the Contract;

          (3) To the extent such data and information is required to be furnished in compliance with any applicable laws or regulations, or pursuant to any legal proceedings or because of any order of any court binding upon a Party;

          (4) Subject to Article 15.1(B), to potential contractors, contractors, consultants and attorneys employed by any Party where disclosure of such data or information is essential to such contractor's, consultant's or attorney's work;

          (5) Subject to Article 15.1(B), to a bona fide prospective transferee of a Party's Participating Interest (including an entity with whom a Party is conducting bona fide negotiations directed toward a merger, consolidation or the sale of a majority of its or an Affiliate's shares);

          (6) Subject to Article 15.1(B), to a bank or other financial institution to the extent appropriate to a Party arranging for funding for its obligations under this Agreement;

          (7) To the extent such data and information must be disclosed pursuant to any rules or requirements of any government or stock exchange having jurisdiction over such Party, or its Affiliates; provided that if any Party desires to disclose information in an annual or periodic report to its or its Affiliates' shareholders and to the public and such disclosure is not required pursuant to any rules or requirements of any government or stock exchange, then such Party shall comply with
          Article 20.2;

          (8) To its respective employees for the purposes of Joint Operations, subject to each Party taking customary precautions to ensure such data and information is kept confidential;

          (9) Where any data or information which, through no fault of a Party, becomes a part of the public domain.

     (B) Disclosure as pursuant to Article 15.1(A)(4), (5), and (6) shall not be made unless prior to such disclosure the disclosing Party has obtained a written undertaking from the recipient party to keep the data and information strictly confidential and not to use or disclose the data and information except for the express purpose for which disclosure is to be made.

15.2     Continuing  Obligations

Any Party ceasing to own a Participating Interest during the term of this Agreement shall nonetheless remain bound by the obligations of confidentiality and any disputes shall be resolved in accordance with Article XVIII.

15.3     Proprietary  Technology

Nothing in this Agreement shall require a Party to divulge proprietary technology to the other Parties; provided that where the cost of development of proprietary technology has been charged to the Joint Account, such proprietary technology shall be disclosed to all Parties bearing a portion of such cost and may be used by such Party, or its Affiliates, in other operations.

15.4     Trades

Notwithstanding the foregoing provisions of this Article, Operator may, with approval of the Operating Committee, make well trades and data trades for the benefit of the Parties, with any data, the cost of which has been charged to the Joint Account, so obtained to be furnished to all Parties. In such event, Operator must enter into an undertaking with any third party to such trade to keep such information confidential.

                                   ARTICLE XVI
                                  FORCE MAJEURE

16.1     Obligations

If as a result of Force Majeure any Party is rendered unable, wholly or in part, to carry out its obligations under this Agreement, other than the obligation to pay any amounts due or to furnish security, then the obligations of the Party giving such notice, so far as and to the extent that the obligations are affected by such Force Majeure, shall be suspended during the continuance of any inability so caused, but for no longer period. The Party claiming Force Majeure shall notify the other Parties of the Force Majeure situation within a reasonable time after the occurrence of the facts relied on and shall keep all Parties informed of all significant developments. Such notice shall give reasonably full particulars of said Force Majeure, and also estimate the period of time which said Party will probably require to remedy the Force Majeure. The affected Party shall use all reasonable diligence to remove or overcome the Force Majeure situation as quickly as possible in an economic manner, but shall not be obligated to settle any labor dispute except on terms acceptable to it and all such disputes shall be handled within the sole discretion of the affected Party.

16.2     Definition  of  Force  Majeure

Check  one  Alternative.

[X]     ALTERNATIVE  NO.  1

For the purposes of this Agreement, "Force Majeure" shall mean circumstances which were irresistible or beyond the reasonable control of the Party concerned.

[ ]     ALTERNATIVE  NO.  2

For the purposes of this Agreement, "Force Majeure" shall have the same meaning as is set out in the Contract.

                                  ARTICLE XVII
                                     NOTICES

Except as otherwise specifically provided, all notices authorized or required between the Parties by any of the provisions of this Agreement, shall be in writing, in English and delivered in person or by registered mail or by courier service or by any electronic means of transmitting written communications which provides confirmation of complete transmission, and addressed to such Parties as designated below. The originating notice given under any provision of this Agreement shall be deemed delivered only when received by the Party to whom such notice is directed, and the time for such Party to deliver any notice in response to such originating notice shall run from the date the originating notice is received. The second or any responsive notice shall be deemed delivered when received. "Received" for purposes of this Article with respect to written notice delivered pursuant to this Agreement shall be actual delivery of the notice to the address of the Party to be notified specified in accordance with this Article. Each Party shall have the right to change its address at any time and/or designate that copies of all such notices be directed to another person at another address, by giving written notice thereof to all other Parties.

Attention:
Telecopy:
Telex:
Answerback  Code:






Attention:
Telecopy:
Telex:
Answerback  Code:

Attention:
Telecopy:
Telex:
Answerback  Code:






Attention:
Telecopy:
Telex:
Answerback  Code:

                                  ARTICLE XVIII
                      APPLICABLE LAW AND DISPUTE RESOLUTION

18.1     Applicable  Law

This Agreement shall be governed by, construed, interpreted and applied in accordance with the laws of England, excluding any choice of law rules which would refer the matter to the laws of another jurisdiction.

18.2     Dispute  Resolution

Check  one  Alternative.

[ ]     ALTERNATIVE  NO.  1  -  Courts

     Each Party submit to the exclusive jurisdiction of the courts of England (or if jurisdiction is not granted by such court by another court having jurisdiction) for the purpose of finally resolving any dispute, controversy or claim arising out of or in relation to or in connection with this Agreement or the operations carried out under this Agreement, including without limitation any dispute as to the validity, interpretation, enforceability or breach of this Agreement. Each Party irrevocably designates, appoints and empowers the agent specified below to receive on its behalf service of any and all process in any legal action or proceeding which may be instituted in the courts of ___________, _____________ in connection with any such dispute, controversy or claim:





     A Party's submission to the jurisdiction of the courts of ___________, _____________ in accordance with the foregoing shall not limit the right of such Party to institute any legal action or proceeding for the enforcement of any order or judgment of such courts in any other court having jurisdiction.

[X]     ALTERNATIVE  NO.  2  -  Arbitration

     (A) Any dispute, controversy or claim arising out of or in relation to or in connection with this Agreement or the operations carried out under this Agreement, including without limitation any dispute as to the validity, interpretation, enforceability or breach of this Agreement, shall be exclusively and finally settled by arbitration, and any Party may submit such a dispute, controversy or claim to arbitration.

Check  one  Alternative.

[ ]     ALTERNATIVE  NO.  1

     (B) A single arbitrator shall be appointed by unanimous consent of the Parties. If the Parties, however, cannot reach agreement on an arbitrator within ________ (___) Days of the submission of a notice of arbitration, the appointing authority for the implementation of such procedure shall be the ______________, who shall appoint an independent arbitrator who does not have any financial interest in the dispute, controversy or claim. If ___________ refuses or fails to act as the appointing authority within ninety (90) Days after being requested to do so, then the appointing authority shall be ____________, who shall appoint an independent arbitrator who does not have any financial interest in the dispute, controversy or claim.

[ ]     ALTERNATIVE  NO.  2

     (B) The arbitration shall be head and determined by three (3) arbitrators. Each side shall appoint an arbitrator of its choice within ____ (___) Days of the submission of a notice of arbitration. The Party-appointed arbitrators shall in turn appoint a presiding arbitrator of the tribunal within _______ (___) Days following the appointment of both Party-appointed arbitrators. If the Party-appointed arbitrators cannot reach agreement on a presiding arbitrator of the tribunal and/or one Party refuses to appoint its Party-appointed arbitrator within said _______ (___) Day period, the appointing authority for the implementation of such procedure shall be the INT. ARBIT. BOARD, Paris who shall appoint an independent arbitrator who does not have any financial interest in the dispute, controversy or claim. If ___________ refuses or fails to act as the appointing authority within ninety (90) Days after being requested to do so, then the appointing authority shall be _______________, who shall appoint an independent arbitrator who does not have any financial interest in the dispute, controversy or claim. All decisions and awards by the arbitration tribunal shall be made by majority vote.

     (C) Unless otherwise expressly agreed in writing by the Parties to the arbitration proceedings:

          (1) The arbitration proceedings shall be held in London, England;

          (2) The arbitration proceedings shall be conducted in the English language and the arbitrator(s) shall be fluent in the English language;

          (3) The arbitrator(s) shall be and remain at all times wholly independent and impartial;

          (4) The arbitration proceedings shall be conducted in accordance with the Arbitration Rules of Paris,

Check  one  Alternative.

[ ]     ALTERNATIVE  NO.  1
in  effect  on  the  Effective  Date.

[X]     ALTERNATIVE  NO.  2

as  amended  from  time  to  time.

          (5) Any procedural issues not determined under the arbitral rules selected pursuant to Article 18.2(C)(4) shall be determined by the law of the place of arbitration, other than those laws which would refer the matter to another jurisdiction;

          (6) The costs of the arbitration proceedings (including attorneys' fees and costs) shall be borne in the manner determined by the arbitrator(s);

          (7) The decision of the sole arbitrator or a majority of the arbitrators, as the case may be, shall be reduced to writing; final and binding without the right of appeal; the sole and exclusive remedy regarding any claims, counterclaims, issues or accountings presented to the arbitrator; made and promptly paid in U.S. Dollars free of any deduction or offset; and any costs or fees incident to enforcing the award, shall to the maximum extent permitted by law, be charged against the Party resisting such enforcement;

          (8) Consequential, punitive or other similar damages shall not be allowed; provided, however, the award may include appropriate punitive damages where a Party has engaged in delaying and dilatory actions;

          (9) The award shall include interest from the date of any breach or violation of this Agreement, as determined by the arbitral award, and from the date of the award until paid in full, at the Agreed Interest Rate;

          (10) Judgment upon the award may be entered in any court having jurisdiction over the person or the assets of the Party owing the judgment or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be; and

          (11) Whenever the Parties are of more than one nationality, the single arbitrator or the presiding arbitrator, as the case may be, shall not be of the same nationality as any of the Parties or their ultimate parent entities.

                                   ARTICLE XIX
                       ALLOCATION OF COST RECOVERY RIGHTS

19.1     Allocation  of  Total  Production

For the purposes of recovery of Petroleum Costs, the total quantity of Hydrocarbons which are produced and saved from all Exploitation Areas in a Calendar Quarter and to which the Parties are entitled under the Contract shall be designated as either Cost Oil or Profit Oil. Such Cost Oil and Profit Oil shall be allocated among the Exploitation Areas in proportion to each Exploitation Area's total quantity of Hydrocarbons produced and saved in such Calendar Quarter with adjustments in quantities to reflect the differences in value if different qualities of Hydrocarbons are produced, segregated and sold separately.

19.2     Allocation  of  Cost  Oil

Cost Oil allocated to each Exploitation Area pursuant to Article 19.1 shall be allocated to the Parties in proportion to their respective Participating
Interests in each such Exploitation Area to the extent required to recover in the sequence incurred all Petroleum Costs which are specifically attributable to each such Exploitation Area and which are recoverable in such Calendar Quarter.

19.3     Allocation  of  Profit  Oil

Profit Oil allocated to each Exploitation Area pursuant to Article 19.1, if any, shall be allocated among the Parties in proportion to their respective Participating Interests in each such Exploitation Area.

19.4     Allocation  of  Excess  Cost  Oil

Subject to the Contract, to the extent that the value, determined in accordance with Article 9.2(H), of the Cost Oil allocated to each Exploitation Area pursuant to Article 19.1 exceeds the Petroleum Costs which were specifically attributable to each such Exploitation Area and which were recovered pursuant to
Article  19.2,  the  excess  ("Excess  Cost Oil") shall be allocated as follows:

     (A) First, a percentage (equal to the percentage of Profit Oil, if any, to which the Parties would have been entitled during such Calendar Quarter if the Contract applied separately to each such Exploitation Area) of the Excess Cost Oil shall be allocated among the Parties in proportion to their respective Participating Interests in each such Exploitation Area;

     (B) Second, the Excess Cost Oil that is not allocated pursuant to Article 19.4(A) shall be allocated among the Parties in proportion to their respective Participating Interests as set out in Article 3.1(A) in order to recover in the sequence incurred any Petroleum Costs which were incurred in the conduct of Joint Operations and which are recoverable in such Calendar Quarter; and

     (C) Third, the Excess Cost Oil that is not allocated pursuant to Article 19.4(A) or Article 19.4(B) shall be allocated among the Parties in proportion to their respective Participating Interests in each Exclusive Operation in order to recover in the sequence incurred any Petroleum Costs which were incurred in the conduct of Exclusive Operations and which are recoverable in such Calendar Quarter.

                                   ARTICLE XX
                               GENERAL PROVISIONS

20.1     Conflicts  of  Interest

     (A) Each Party undertakes that it shall avoid any conflict of interest between its own interests (including the interests of Affiliates) and the interests of the other Parties in dealing with suppliers, customers and all other organizations or individuals doing or seeking to do business with the Parties in connection with activities contemplated under this Agreement.

     (B) The provisions of the preceding paragraph shall not apply to:

          (1) A Party's performance which is in accordance with the local preference laws or policies of the host government; or

          (2) A Party's acquisition of products or services from an Affiliate, or the sale thereof to an Affiliate, made in accordance with rules and procedures established by the Operating Committee.

20.2     Public  Announcements

     (A) Operator shall be responsible for the preparation and release of all public announcements and statements regarding this Agreement or the Joint Operations; provided that, no public announcement or statement shall be issued or made unless prior to its release all the Parties have been furnished with a copy of such statement or announcement and the approval of at least two (2) non-affiliated Parties holding fifty percent (50%), or more, of the Participating Interests has been obtained. Where a public announcement or statement becomes necessary or desirable because of danger to or loss of life, damage to property or pollution as a result of activities arising under this Agreement, Operator is authorized to issue and make such announcement or statement without prior approval of the Parties, but shall promptly furnish all the Parties with a copy of such announcement or statement.

     (B) If a Party wishes to issue or make any public announcement or statement regarding this Agreement or the Joint Operations, it shall not do so unless prior to its release, such Party furnishes all the Parties with a copy of such announcement or statement, and obtains the approval of at least two
     (2) non-affiliated Parties holding fifty percent (50%) or more of the Participating Interests; provided that, notwithstanding any failure to obtain such approval, no Party shall be prohibited from issuing or making any such public announcement or statement if it is necessary to do so in order to comply with the applicable laws, rules or regulations of any government, legal proceedings or stock exchange having jurisdiction over such Party as set forth in Articles 15.1(A)(3) and (7).

20.3     Successors  and  Assigns

Subject to the limitations on transfer contained in Article XII, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Parties.

20.4     Waiver

No waiver by any Party of any one or more defaults by another Party in the performance of this Agreement shall operate or be construed as a waiver of any future default or defaults by the same Party, whether of a like or of a different character. Except as expressly provided in this Agreement no Party shall be deemed to have waived, released or modified any of its rights under this Agreement unless such Party has expressly stated, in writing, that it does waive, release or modify such right.

20.5     Severance  of  Invalid  Provisions

If and for so long as any provision of this Agreement shall be deemed to be judged invalid for any reason whatsoever, such invalidity shall not affect the validity or operation of any other provision of this Agreement except only so far as shall be necessary to give effect to the construction of such invalidity, and any such invalid provision shall be deemed severed from this Agreement without affecting the validity of the balance of this Agreement.

20.6     Modifications

Except as is provided in Article 20.5, there shall be no modification of this Agreement except by written consent of all Parties.

20.7     Headings

The topical headings used in this Agreement are for convenience only and shall not be construed as having any substantive significance or as indicating that all of the provisions of this Agreement relating to any topic are to be bound in any particular Article.

20.8     Singular  and  Plural

Reference  to  the  singular  includes a reference to the plural and vice versa.

20.9     Gender

Reference  to  any  gender  includes  a  reference  to  all  other  genders.

20.10     Counterpart  Execution
1.1

This Agreement may be executed in any number of counterparts and each such counterpart shall be deemed an original Agreement for all purposes; provided no Party shall be bound to this Agreement unless and until all Parties have executed a counterpart. For purposes of assembling all counterparts into one document, Operator is authorized to detach the signature page from one or more counterparts and, after signature thereof by the respective Party, attach each signed signature page to a counterpart.

20.11     Entirety

This Agreement is the entire agreement of the Parties and supersedes all prior understandings and negotiations of the Parties. WITH THE EXCEPTION OF AGREEMENT # MARCH 8, 1992 AND AMENDED ON FEBRUARY 25/93.
------------------                    ---------------

IN WITNESS of their agreement each Party has caused its duly authorized representative to sign this instrument on the date indicated below such representative's signature.

YINKA  FOLAWIYO  PETROLEUM  COMPANY  LIMITED
--------------------------------------------
     (Company  Name)


By:     /S/  Tunde  Folawiyo
        --------------------
        T.B.  Folawiyo
        --------------
        (Print or Type name)
Title:  Executive  Director
        -------------------
Date:   March  13,  1992
        ----------------


LIBERTY  TECHNICAL  SERVICES  LIMITED
-------------------------------------
        (Company  Name)

By:     /s/  Wade  Cherwayko
        --------------------
        W.G.  Cherwayko
        ---------------
        (Print or Type name)
Title:  President
        ---------
Date:   March  13,  1992
        ----------------



        (Company  Name)

By:

        (Print or Type name)
Title:
Date:



        (Company  Name)

By:

        (Print or Type name)
Title:
Date: